UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐

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Whitestone REIT
(Name of Registrant as Specified in Its Charter)

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2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

[ ], 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders to be held on [ ], at [ ], Central Daylight Time, at [ ].

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

As you may have heard, KBS SOR Properties LLC, a wholly owned subsidiary of KBS Strategic Opportunity REIT, an externally managed, non-traded REIT (“KBS”), has notified Whitestone of its intent to nominate a slate of three nominees for election to our Board of Trustees at the meeting in opposition to the nominees recommended by our Board of Trustees. You may receive a proxy statement, [ ] proxy card and other solicitation materials from KBS. Whitestone is not responsible for the accuracy of any information provided by or relating to KBS or its nominees contained in solicitation materials filed or disseminated by or on behalf of KBS, or any other statements that KBS may make.

The Whitestone Board of Trustees does not endorse any KBS nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Trustees on your WHITE proxy card. The Board of Trustees strongly urges you not to sign or return any [ ] proxy card sent to you by KBS. If you have previously submitted a [ ] proxy card sent to you by KBS, you can revoke that proxy and vote for our Board of Trustees’ nominees and on the other matters to be voted on at the 2018 Annual Meeting by using the enclosed WHITE proxy card.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your WHITE proxy card enclosed with the proxy materials. Your vote is important. If you have any question about how to vote your shares, please call the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated, toll free, at 877-750-0502.

Sincerely yours,
James C. Mastandrea
Chairman and Chief Executive Officer

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held [ ], 2018
To our Shareholders:

You are invited to attend our 2018 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at [ ] on [ ] at [ ] Central Daylight Time for the following purposes:

1.	To elect three trustees to serve until our 2021 annual meeting of shareholders and thereafter until their successors have been duly elected and qualified (Proposal No. 1);

2.	To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal No. 2);

3.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 3);

4.
If properly presented, to vote on a non-binding, advisory shareholder proposal to request the Board of Trustees to take the steps necessary to declassify the Board of Trustees and to require that all trustees stand for election annually and to prohibit the Board of Trustees from taking action to classify the Board of Trustees without shareholder approval (Proposal No. 4); and

5.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

All shareholders of record as of the close of business on [ ], 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Please note that KBS SOR Properties LLC, a wholly owned subsidiary of KBS Strategic Opportunity REIT, an externally managed, non-traded REIT (“KBS”), has notified Whitestone of (1) its intent to nominate a slate of three nominees for election to the Board of Trustees at the meeting and (2) its proposal to request the Board of Trustees to take the steps necessary to declassify the Board of Trustees and to require that all trustees stand for election annually and to prohibit the Board of Trustees from taking action to classify the Board of Trustees without shareholder approval. You may receive a proxy statement, [ ] proxy card and other solicitation materials from KBS. Whitestone does not endorse any KBS nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Trustees on your WHITE proxy card. The Board of Trustees strongly urges you not to sign or return any [ ] proxy card sent to you by KBS.

 It is extremely important that your shares be represented and voted at the Annual Meeting in light of the proxy contest being conducted by KBS. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to date, sign and return the WHITE proxy card in the envelope provided to you, or to authorize a proxy to vote your shares using the telephone or Internet method described on your WHITE proxy card, even if you plan to attend the Annual Meeting in person, so that if you are unable to attend the Annual Meeting your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the Annual Meeting and decide to vote in person by ballot at the Annual Meeting, such vote will revoke any prior proxy you may have submitted. If your shares are held in the name of a bank, broker or other holder of record and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. If your shares are held in the name of a bank, broker or other holder of record, you may vote in person at the Annual Meeting only if you obtain a legal proxy from such bank, broker or other holder of record.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND AUTHORIZE A PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary
[ ], 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON [ ], 2018:

This Proxy Statement and Whitestone's Annual Report to Shareholders for the fiscal year ended December 31, 2017 are available for review by shareholders of record at: [ ]

WHITESTONE REIT

2600 South Gessner Road
Suite 500
Houston, Texas 77063
www.whitestonereit.com

_____________________

PROXY STATEMENT
_____________________

The following information is furnished in connection with the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company” or “Whitestone”), to be held on [ ], 2018 at [ ], Central Daylight Time, at [ ]. This Proxy Statement, our 2017 Annual Report on Form 10-K (“Annual Report”), and Form of WHITE proxy card are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about [ ], 2018.

SOLICITATION AND VOTING

The Board of Trustees of Whitestone (our “Board”) is soliciting proxies to be used at our Annual Meeting to be held on [ ], 2018 at [ ], Central Daylight Time, at [ ] or at any postponement or adjournment thereof.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of three trustees to serve until our 2021 annual meeting of shareholders and thereafter until their successors have been duly elected and qualified; (2) the approval of, in an advisory (non-binding) vote, the compensation of our named executive officers, (3) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and (4) if properly presented, the approval of a non-binding, advisory shareholder proposal to request the Board to take the steps necessary to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to classify the Board without shareholder approval.  As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting

Has the Company been notified that a shareholder intends to nominate alternate trustee nominees at the Annual Meeting?

Yes. KBS SOR Properties LLC, a wholly owned subsidiary of KBS Strategic Opportunity REIT, an externally managed, non-traded REIT (“KBS”), has notified the Company that it intends to nominate three trustee nominees for election at the Annual Meeting in opposition to the trustee nominees recommended by the Board. KBS’s trustee nominees have NOT been endorsed by the Board, and the Board unanimously recommends you submit your voting instructions “FOR” all of the Board’s trustee nominees on the enclosed WHITE proxy card. The Board strongly urges you NOT to sign or return any [ ] proxy card sent to you by KBS. If you have previously submitted a [ ] proxy card sent to you by KBS, you can revoke that [ ] proxy authorization and submit your voting instructions for the Board’s trustee nominees and on the other matters to be voted upon at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card or by submitting a proxy by telephone or by Internet by following the instructions on the enclosed WHITE proxy card.

 Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares as of the close of business on the record date, [ ], 2018, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on [ ], 2018, we had [ ] common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date. No dissenters’ rights are provided under the Maryland General Corporation Law, our Declaration of Trust or our bylaws with respect to any of the proposals described in this Proxy Statement.

Shareholder of Record: Shares Registered in Your Name. If on [ ], 2018, your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or authorize a proxy to vote your shares as set forth below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If on [ ], 2018, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a “legal proxy” from your broker, bank or other agent.

Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website is not and should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and filings with the Securities and Exchange Commission (“SEC”). A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

You may either vote for or withhold your vote on the election of the trustee nominees and you may vote for, against, or abstain from voting on the other proposals. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone or mail. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to submit a WHITE proxy card or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by submitting a WHITE proxy card or given your proxy authorization. The Board strongly urges you not to sign or return any [ ] proxy card sent to you by KBS. If you have previously submitted a [ ] proxy card sent to you by KBS, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the 2018 Annual Meeting by submitting a WHITE proxy card.

  If a shareholder signs and returns a WHITE proxy card but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board with respect to Proposal Nos. 1, 2 and 3. With respect to Proposal No. 4, if a shareholder does not specify the manner it wishes to vote or otherwise gives no instructions with respect to Proposal No. 4, such shares will be counted as abstentions. The individuals named as proxies on the WHITE proxy card to vote your shares also have the discretionary authority to vote your shares, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on any matter that is properly brought before the Annual Meeting. The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of three trustees to serve until our 2021 annual meeting of shareholders and thereafter until their successors have been duly elected and qualified; (2) the approval, in an advisory (non-binding) vote, of the compensation of our named executive officers, (3) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and (4) if properly presented, the approval of a non-binding, advisory shareholder proposal to request the Board to take the steps necessary to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to classify the Board without shareholder approval.  As of the date of the Notice of Annual Meeting of Shareholders, we knew of no other matters to be presented at the Annual Meeting.

You may authorize a proxy in three ways:

•Vote online. You can authorize a proxy to vote your shares online by following the instructions on the WHITE proxy card.

•Vote by telephone. Besides authorizing a proxy to vote your shares online, you also have the option to authorize a proxy to vote your shares by telephone by following the instructions provided on the WHITE proxy card.

•Vote by regular mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date the WHITE proxy card and return it promptly in the postage-paid envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the WHITE voting instruction form from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. As the holder of record, only your bank, broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your bank, broker or other holder of record to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the WHITE voting instruction form, you are giving your bank, broker or other holder of record instructions on how to vote the shares they hold for you.

The only way to vote for the Board’s nominees and in accordance with the Board’s recommendations is to sign, date and mail the enclosed WHITE proxy card to vote FOR each of the Board's nominees set forth in Proposal No. 1 and FOR each of Proposal Nos. 2 and 3. The Board of Trustees does not recommend either “FOR” or “AGAINST” Proposal No. 4. You may also authorize a proxy to vote your shares over the Internet by accessing the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If your shares are held in street name, you should follow the instructions on your WHITE voting instruction form and provide specific instructions to your bank, broker or other holder of record to vote as described above.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the shareholder of record of your shares, you may change or revoke your proxy at any time before it is exercised in one of three ways:

•	You may send another properly completed proxy card bearing a later date, or submit a later-dated proxy by telephone or via the internet, in a timely manner.;

•
You may deliver a written notice of revocation, which must be received prior to or at the Annual Meeting, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063; or

•
You may attend the Annual Meeting and notify the inspector of election that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

If you have previously signed a [ ] proxy card sent to you by KBS or otherwise voted according to instructions provided by KBS, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying post-prepaid envelope or by voting by telephone or via the Internet by following the instructions on the WHITE proxy card. Submitting a [ ] proxy card sent to you by KBS will revoke votes you have previously made by the Company's WHITE proxy card.

Only the latest validly executed proxy that you submit will count.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on [ ], 2018, the record date, there were [ ] common shares outstanding and entitled to vote. Thus, [ ] common shares must be represented in person or by proxy at the Annual Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What should I do if I receive a [ ] proxy card from KBS?

KBS has notified the Company that it intends (i) to propose three trustee nominees for election at the Annual Meeting in opposition to the trustee nominees recommended by the Board and (ii) to request the Board to take the steps necessary to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to classify the Board without shareholder approval. If KBS proceeds with its proposal, you may receive proxy solicitation materials from KBS, including an opposition proxy statement and [ ] proxy card. The Company is not responsible for the accuracy of any information contained in any proxy materials used by KBS or any other statements that KBS may otherwise make. The Board has not endorsed any of KBS’s trustee nominees and unanimously recommends that you disregard any [ ] proxy card or solicitation materials that may be sent to you by KBS.

Instructing to “WITHHOLD” with respect to any of KBS’s trustee nominees on a [ ] proxy card sent to you by KBS is not the same as voting for the Board’s trustee nominees because an instruction to “WITHHOLD” with respect to any of KBS’s trustee nominees on its [ ] proxy card will revoke any WHITE proxy you previously submitted. If you have already submitted a proxy using the [ ] proxy card, you have every right to change your voting instructions by using the enclosed WHITE proxy card, to submit a proxy by telephone or by Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will count.

If you have any questions or need assistance in voting, please call the Company’s proxy solicitor: Innisfree M&A Incorporated.

Shareholders may call: 877-750-0502
Banks and brokers may call: 888-750-5834

What are the recommendations of the Board?

Our Board unanimously recommends you submit your voting instructions using the enclosed WHITE proxy card as follows:

1.	Our Board unanimously recommends a vote “FOR” the three trustee nominees nominated by the Board.

2.	Our Board unanimously recommends a vote “FOR” the approval, in an advisory (non-binding) vote, of the compensation of our named executive officers.

3.
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

4.
Our Board has carefully considered the non-binding shareholder proposal to request the Board to take the steps necessary to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to classify the Board without shareholder approval. The Board is not making any recommendation to shareholders as to how to vote their shares with respect to the proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by shareholders.

The Board strongly urges you not to sign or return any [ ] proxy card sent to you by KBS. If you have previously submitted a [ ] proxy card sent to you by KBS, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the 2018 Annual Meeting by using the enclosed WHITE proxy card.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD” votes with respect to Proposal No. 1 (election of trustees) and (ii) “FOR,” “AGAINST” and “ABSTAIN” votes with respect to Proposal No. 2 (advisory vote on executive compensation), Proposal No. 3 (ratification of our independent registered public accounting firm) and Proposal No. 4 (non-binding shareholder proposal to declassify the Board).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange (the “NYSE”), Proposal No. 1 (election of trustees), Proposal No. 2 (advisory vote on executive compensation) and Proposal No. 4 (non-binding shareholder proposal to declassify the Board) are non-routine matters and a broker, bank or other agent does not have discretionary authority to vote on such proposals. Conversely, Proposal No. 3 (ratification of the appointment of our independent registered public accounting firm) is a routine matter and brokers, banks or other agents have discretionary authority to vote on such proposal.

However, because KBS has indicated its intention to deliver proxy materials in opposition to our Board of Trustee nominees, with respect to accounts to which KBS mails its proxy materials, brokers will not have discretion to vote on any matters, including Proposal No. 3, without your voting instructions. As a result, if you do not instruct your broker on how to vote your shares, then your shares may not be voted on any of these proposals. We urge you to instruct your broker about how you wish your shares to be voted.

How many votes are needed to approve each proposal?

•
For a trustee nominee to be elected (Proposal No. 1), such nominee must receive the vote of a plurality of all the votes cast at the Annual Meeting, whether in person or by proxy, in respect of his or her election. This means the three nominees receiving the greatest number of “FOR” votes will be elected. As a result of KBS’s intention to nominate three trustee nominees in opposition to the three trustee nominees recommended by the Board, there will be six trustee nominees as of [ ], 2018 and only the three trustee nominees receiving the greatest number of “FOR” votes will be elected. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum.

•
For the advisory vote on executive compensation (Proposal No. 2) to be approved the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

•
For the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 3 has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and will have no impact, although they will be considered present for the purpose of determining a quorum.

•
For the vote on the non-binding shareholder proposal to request the Board to take the steps necessary to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to classify the Board without shareholder approval (Proposal No. 4) to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum. If a shareholder does not specify the manner it wishes to vote or otherwise gives no instruction with respect to Proposal No. 4, such shares will be counted as abstentions.

Who is paying for this proxy solicitation?

We will pay for the entire cost of our solicitation of proxies. In addition to the costs of mailing the paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview.

Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $375,000, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to our Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting and may be accessed from the SEC's website at www.sec.gov. Final results will be announced in an Amended Report on Form 8-K/A that will be filed with the SEC within four business days after the certification of the final vote by the inspector of election.

How and when may I submit a shareholder proposal for Whitestone’s 2019 annual meeting of shareholders?

In order for a shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be considered for inclusion in the proxy statement for the 2019 annual meeting of shareholders, written proposals must be received by the Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, no later than [ ], 2018 and comply with all applicable requirements of Rule 14a-8.

Pursuant to Whitestone's bylaws, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2019 annual meeting of shareholders, you must deliver proposals or nominations to our Corporate Secretary, in writing, not later than 5:00pm Central Time on [ ], 2018, nor earlier than [ ], 2018. We also advise you to review Whitestone’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2019 annual meeting of shareholders is more than 30 days before or after [ ], 2019.

A more detailed discussion regarding the submission of proposals for the 2019 annual meeting of shareholders is provided under “Corporate Governance - Shareholder Nominations for Trustee” below

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact the firm assisting with the solicitation of proxies, Innisfree M&A Incorporated, at 877-750-0502.

ADDITIONAL BACKGROUND OF THE SOLICITATION

On December 28, 2017, the Company received a notice from KBS of its intent to nominate three Class III trustees and to obtain shareholder approval of a non-binding proposal for the Board to take the necessary steps to declassify the Board and to require that all trustees stand for election annually and to prohibit the Board from taking action to reclassify the Board without shareholder approval, in each case, at the Annual Meeting (the “Notice”).

The discussion below outlines the key events and significant contacts between the Company and its representatives, on the one hand, and KBS and its representatives, on the other hand.

On January 18, 2017, James C. Mastandrea, Whitestone’s Chairman and CEO, and David K. Holeman, Whitestone’s CFO, met with Geoff Hawkins, KBS Managing Director, during a West Coast non-deal roadshow. The meeting occurred at the L.A. International Airport. The purpose of the meeting was to present Whitestone to potential investors.

On May 17, 2017, Mr. Holeman received a call from Mr. Hawkins, who had a few questions regarding the Company’s recent earnings release. Mr. Hawkins expressed no dissatisfaction with Whitestone’s recent financial and operating results on the call.

On June 13, 2017, Mr. Holeman received a call from Peter B. McMillan III, Co-Founder of KBS Capital Advisors. The purpose of Mr. McMillan’s call was to inform Mr. Holeman of the Schedule 13D filing. Mr. McMillan told Mr. Holeman that they had acquired approximately 7% of Whitestone's common shares, that they began buying after the downgrade by the research analyst at Robert W. Baird & Co., that they were not an activist or a quick flipper, that they were buying for cash flow and appreciation, that the dividend from Whitestone’s shares would help them with their debt covenants on a March 2016 bond issuance and that they plan to buy common shares of other real estate investment trusts (“REITs”). During the June 13th telephonic meeting, KBS did not disclose its intent to change the composition of the Board, nor did it state any other concerns with respect to Whitestone’s financial condition, strategy, or any other business issue.

On August 9, 2017, Mr. Mastandrea and Mr. Holeman met telephonically with representatives of KBS, including Mr. McMillan. The purpose of the meeting was to discuss the contents of KBS’s Schedule 13D filing with the SEC on June 13, 2017 and subsequent amendment filed on June 21, 2017, which stated KBS’s intent to seek a dialogue with management to discuss certain changes to the Company’s employee compensation arrangements. The filings also stated that KBS did not have any interest in Whitestone other than “an increase in value of the common shares of Whitestone.” During the August 9th telephonic meeting, KBS did not disclose its intent to change the composition of the Board, nor did it state any other concerns with respect to Whitestone’s financial condition, strategy, or any other business issue.

In mid-October 2017, Mr. Holeman received a call from Mr. McMillan asking if the Company had made any changes to its compensation programs. Mr. Holeman informed Mr. McMillan of the changes that had been made, including reducing the size of its new 2018 Long-Term Equity Incentive Ownership Plan (the “2018 Plan”), eliminating the reload, or “evergreen,” feature and the adoption of relative Total Shareholder Return (“TSR”) as the performance metric for 2017 restricted share unit grants. Mr. Holeman also informed Mr. McMillan of the recent elections of Nandita V. Berry and Najeeb A. Khan to the Board. Despite hearing Mr. Holeman's discussion of the changes, Mr. McMillan commented that the Company had not changed anything. During the mid-October telephonic meeting, KBS did not disclose its intent to change the composition of the Board, nor did it state any other concerns with respect to Whitestone’s financial condition, strategy, or any other business issue.

On December 28, 2017, KBS delivered the Notice to the Company. The next day, KBS amended its Schedule 13D filing to include its delivery of the Notice and to disclose that on August 29, 2017, KBS had acquired additional common shares of the Company resulting in beneficial ownership of approximately 9.36% of Whitestone’s common shares, which had increased KBS’s beneficial ownership position in the Company by more than 1%. KBS also disclosed for the first time in this amendment its intention to seek to declassify the Board and to propose a slate of trustees at the Annual Meeting.

On January 10, 2018, representatives of Morrison & Foerster LLP (“Morrison & Foerster”), counsel to the Company, sent a letter to DLA Piper LLP (“DLA”), counsel to KBS, notifying them that KBS’s Schedule 13D filings were legally deficient on multiple grounds, including with respect to KBS’s failure to abide by the SEC’s disclosure obligations. The same day, Mr. Mastandrea sent a letter to Mr. McMillan acknowledging the Company’s receipt of the Notice and expressing its surprise over KBS’s stated proposal to nominate trustees to the Board. Mr. Mastandrea also expressed in the letter Whitestone’s commitment to acting in the best interests of all shareholders and, as part of Whitestone’s efforts to engage in constructive dialogue with KBS, Mr. Mastandrea invited Mr. McMillan and his team to its corporate offices for an in-person meeting with the Company’s management team.

On January 19, 2018, DLA responded to Morrison & Foerster’s January 10, 2018 letter and reiterated KBS’s concern that “management compensation was not aligned with shareholder interests.” The letter also detailed various items that DLA believed limited the “rights and access of Whitestone shareholders.” DLA defended KBS’s delivery of the Notice but noted that KBS “will continue to welcome a real discussion of the concerns raised.” The same day, KBS responded to the Company’s letter stating their interest in “a substantive discussion of the executive compensation concerns and Whitestone's overall governance,” but refusing an in-person meeting and discussion. In the letter, KBS asked to arrange a conference call with the Board and all members of the Compensation Committee.

Over the course of the next several weeks, through letters sent by Mr. Mastandrea and Morrison & Foerster and by Mr. McMillan and DLA, including a letter sent by Mr. Mastandrea to Mr. McMillan dated January 25, 2018, Whitestone addressed KBS’s substantive concerns and corrected KBS’s mischaracterizations, while continuing to extend invitations to KBS to arrange for a face-to-face meeting at the Company’s offices in Houston to continue to discuss, and understand, KBS’s concerns properly. Specifically, Mr. Mastandrea proposed that the first meeting would consist of Mr. Mastandrea as Chairman of the Board, Paul T. Lambert, as Chair of the Compensation Committee, and Mr. Holeman, as CFO, along with KBS’s proposed attendees, in order to discuss KBS’s list of specific “executive compensation concerns,” which they requested be sent in advance of the meeting.

In the January 25, 2018 letter, the Company also outlined the changes that have occurred since Whitestone' s 2017 annual meeting of shareholders, including adoption of the Company’s new 2018 Plan, which was approved by the Compensation Committee with input from an independent compensation consultant, the Board and Whitestone's shareholders. In this letter, Mr. Mastandrea reminded Mr. McMillan of KBS’s previous statements regarding KBS’s desire to invest in Whitestone; namely, the attractive nature of Whitestone's dividend, in particular due to the need for KBS to generate cash flow from those dividends in order to maintain compliance with certain KBS debt covenants related to its non-traded REITs.

On February 9, 2018, Mr. McMillan wrote in response to Mr. Mastandrea’s January 25, 2018 letter, once again requesting “new outside Board members,” and urging that the Company adopt “long-term, programmatic changes to executive compensation.” KBS again refused an in-person meeting, conditioning any attempts to meet on a preceding phone call. Mr. McMillan failed to acknowledge the addition of three new Whitestone trustees during 2017.

On February 12, 2018, encouraged by BlackRock Inc.’s letter from Larry Fink to CEOs, Whitestone announced that it issued an open letter to shareholders and published on its website an investor presentation outlining its long-term financial goals and growth strategy. In particular, the Board “approved Whitestone’s long-term plan to realize certain goals over the next five years,” which include, among other things, “targeting reduced leverage, including a Net Debt-to-Adjusted EBITDA ratio range of 6 to 7 times; and targeting an improved general and administrative expense-to-revenue ratio range of 8 to 10 percent by scaling its operating infrastructure over a larger base of revenue and assets.”

On February 15, 2018, Mr. Mastandrea wrote to Mr. McMillan in response to KBS’s February 9th letter, reminding KBS that the Company regularly and actively engages in in-person meetings with its shareholders and once again extending an invitation to KBS for an in-person meeting so that the management team and Mr. Mastandrea could discuss the Company’s business and long-term plans in a productive manner. The Company stated that Mr. Lambert would also make himself available to discuss those issues.

As part of the Nominating and Corporate Governance Committee’s process to fairly address all Board nominees, on February 19, 2018, John J. Dee, Secretary of the Company, sent Trustees’ and Officers’ Questionnaires on behalf of the Nominating and Corporate Governance Committee to KBS’s proposed nominees, Mr. Kenneth H. Fearn, Mr. David E. Snyder and Ms. Susan L. Harris. The purpose of the questionnaires was to obtain information in connection with the evaluation by the Nominating and Corporate Governance Committee and the Board of each candidate’s nomination by KBS for the Board in connection with the Annual Meeting. The cover letter to each questionnaire requested that each nominee sign, date and return the completed questionnaire by February 28, 2018.

On February 27, 2018, in an effort to continue its process to fairly review all Board nominees, the Nominating and Corporate Governance Committee sent letters to KBS’s proposed nominees, requesting each proposed nominee’s availability for an interview with the Nominating and Corporate Governance Committee to evaluate the nominee’s candidacy to join the Board.

The KBS proposed nominees chose to not complete the Trustees’ and Officers’ Questionnaire and in a letter sent on March 2, 2018, to Morrison & Foerster by DLA on behalf of the KBS nominees, DLA declined the Company’s invitation to the KBS proposed nominees to interview with the Nominating and Corporate Governance Committee.

Despite KBS’s refusals to comply with the Company’s overtures, through a letter sent by Mr. McMillan on February 26, 2018 and a response letter sent by Mr. Mastandrea on March 1, 2018, the Company was able to schedule an in-person meeting with KBS on March 13, 2018. In the Company’s March 1, 2018 letter, Mr. Mastandrea confirmed the availability of Mr. Lambert as well.

On March 1, 2018, the Company issued a press release announcing its operating and financial results for the fourth quarter and year ended December 31, 2017. Specifically, the Company announced that its operating portfolio occupancy for 2017 increased 80 basis points to 90.5% from 2016, and that its annualized base rent per leased squared foot grew 8.6% to $18.82 from 2016.

On March 13, 2018, Messrs. Mastandrea and Lambert met at the Whitestone headquarters office with Mr. McMillan and Mr. Brian Ragsdale, Executive Vice President/Transaction Management of KBS Group. At the meeting, the representatives of KBS indicated that they looked at every Whitestone property in 2014 and 2017, and liked the geography and the real estate. They said their concern was the Company's general and administrative expenses (“G & A”) and addressed this concern with Mr. Lambert. The KBS representatives indicated that in their view, the Company's G & A was higher than its peers and needed to be reduced, with a focus on executive compensation. The Company representatives responded that Whitestone has only been in existence, in its current form, for a relatively short period of time and the objective was to incentivize management to achieve profitable growth. The Company representatives added that, as such, the Compensation Committee provided a long-term share-based performance program to award key executives, and that part of the Company's G & A level reflects the incentive ownership compensation.

The Company representatives also stated that the Compensation Committee engaged an independent compensation consultant, Longnecker & Associates (“Longnecker”) that issued a recommendation to the Compensation Committee in June of 2017 that the executive compensation be adjusted to the 50th percentile of the Company's peer group. The Compensation Committee and Board approved and implemented the Longnecker recommendation. The Company representatives informed Mr. McMillan that it was the Board’s intention to build the infrastructure required to operate the Company's unique e-commerce resistant business model and to scale the Company to five times its current size and that the Company's unique business model is not directly comparable to other traditional retail REITs.

Mr. Holeman joined the meeting to respond in more detail to Mr. McMillan’s questions related to G & A. Messrs. Mastandrea and Holeman explained the Company's commitment to reduce G & A, as a percent of total revenues, and the fact that the Company had communicated this in our February 12, 2018 Letter to Shareholders. Mr. Holeman discussed the components of the Company's G & A and the importance of using comparable metrics given that the Company's e-commerce resistant business model, which proactively focuses on the acquisition of smaller service providing tenants, has shorter leases and greater tenant interaction by our employees than other traditional retail REITs.

Messrs. Mastandrea and Holeman also explained that acquisition transaction expenses, due to Whitestone’s size compared to other REITs, were a higher percentage of revenue and that almost half of the Company's G & A was related to non-cash share-based long-term incentive compensation expense. Mr. McMillan reiterated that he thought that executive compensation was too high and needed to be reduced immediately to be in line with the Company's peers. The Company representatives indicated that, despite Mr. McMillan's insistence, the Company's executive compensation was, in fact, based upon information provided to our Compensation Committee, in line with its peers.

Other items discussed at the meeting included Mr. McMillan stating that the reason KBS purchased Whitestone’s shares is that KBS wanted to influence change. Mr. McMillan restated that he liked the Company's geography and properties. Mr. Mastandrea asked if he intended to make an offer or tender for the Company. Mr. McMillan stated “No.” When asked if KBS was an investor or an activist, Mr. McMillan stated clearly that KBS was an activist.

The meeting continued without clarity related to what KBS was specifically seeking by way of change. Messrs. Mastandrea and Holeman asked for greater clarity as to the specific changes KBS was requesting and timeline for implementing such changes. In response, Mr. McMillan said KBS would send suggestions for reducing G & A by the end of the week.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Our Board consists of seven trustees, six of which are independent, and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class serves for a three-year term.

In September 2017, our Board increased the number of trustees from five to seven and elected Nandita V. Berry to fill one vacancy as a Class I trustee to serve until our 2018 annual meeting of shareholders and Najeeb A. Khan to fill the other vacancy as a Class II trustee to serve until our 2020 annual meeting of shareholders and in each case until such trustee’s successor is duly elected and qualified. As a result, Jack L. Mahaffey, James C. Mastandrea and Ms. Berry are our current Class III trustees and their terms expire at our Annual Meeting and upon the election and qualification of their successors. Paul T. Lambert and David F. Taylor are our current Class I trustees and their terms expire at our 2019 annual meeting of shareholders and upon the election and qualification of their successors. Donald F. Keating and Mr. Khan are our current Class II trustees and their terms expire at our 2020 annual meeting of shareholders and upon the election and qualification of their successors.

In addition, at the Board's request, Mr. Daniel G. DeVos, who served as trustee from 2009 to 2013, has served the Company as a trustee emeritus since 2013, allowing other trustees to continue to draw upon Mr. DeVos's knowledge and experience in an advisory and non-voting capacity.

Each of Mr. Mahaffey, Mr. Mastandrea and Ms. Berry is one of our current Class III trustees and is standing for re-election at our Annual Meeting. Each of Mr. Mahaffey, Mr. Mastandrea and Ms. Berry was recommended for re-election to our Board by the Nominating and Corporate Governance Committee, was nominated for re-election by the Board and has accepted the nomination.

Trustees are elected by a plurality of all votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. This means that the nominees receiving the greatest number of “FOR” votes will be elected. As a result of KBS’s intention to nominate three trustee nominees in opposition to the three trustee nominees recommended by the Board, there will be six trustee nominees as of [ ], 2018 and only the three trustee nominees receiving the greatest number of “FOR” votes will be elected.

The Board recommends that you authorize a proxy to vote your shares on the WHITE proxy card or by Internet or telephone as set forth on the WHITE proxy card FOR the election of each of our nominees as set forth below to serve as trustees of the Company until the 2021 Annual Meeting, or, in each case, until their successors are elected and qualified.

KBS has notified the Company of its intent to nominate its slate of three nominees for election as trustees at the Annual Meeting.

Common shares represented by executed proxies on the WHITE proxy card will be voted, if authority to do so is not withheld, for the election of each of Messrs. Mastandrea and Mahaffey and Ms. Berry. Each person nominated for election has agreed to serve, if elected, and the Board has no reason to believe that any nominee will be unable to serve.

However, if, before the election, one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of the nominee for trustee included in Proposal No. 1 and for each of our trustees with terms expiring after the Annual Meeting, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Nominees
Jack L. Mahaffey	86	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Council.	2000
James C. Mastandrea	74
Mr. Mastandrea has over 38 years of experience in the real estate industry and 20 years of experience serving in high level positions of publicly traded companies. He has served as our Chairman and Chief Executive Officer since 2006. He has also served since 2003 as the President, Chief Executive Officer and Chairman of Pillarstone Capital REIT (OTC Bulletin Board). Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held investment company. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments (NYSE). Mr. Mastandrea also served in the U.S. Army. Mr. Mastandrea is a director of Cleveland State University Foundation Board and regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University's Jones Graduate School of Business.
			2006
Nandita V. Berry	49	Ms. Berry was formerly the 109th Texas Secretary of State from January 2014 to February 2015. She also previously served on the University of Houston System Board of Regents and held Senior Counsel positions at Locke Lord LLP and El Paso Energy Corporation. Ms. Berry began her legal career as an Associate at Haynes and Boone, LLP. Ms. Berry previously served on the board of the Houston Zoo, Inc., the South Asian Chamber of Commerce and the Community Family Center of Houston and taught as an adjunct professor at the University of Houston.	2017
Other Trustees
Donald F. Keating	85	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil (NYSE) until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008
Paul T. Lambert	65	Mr. Lambert has served since 1995 as the Chief Executive Officer of Lambert Capital Corporation, a private real estate investment company. He was a co-founder of First Industrial Realty Trust, Inc. (NYSE), served on the Board of Directors and was the Chief Operating Officer from its initial public offering in October 1994 to the end of 1995. Since 1998 Mr. Lambert has also served as a trustee of Pillarstone Capital REIT (OTC Bulletin Board).	2013

Trustee	Age(1)	Business Experience	Trustee Since
David F. Taylor	54
Mr. Taylor currently serves as Chair of Locke Lord LLP.  Mr. Taylor has been a Partner in the firm of Locke Lord LLP since 1996 and has served as a corporate and securities attorney at Locke Lord LLP since 1989. Mr. Taylor has more than two decades of experience representing public and private companies, including master limited partnerships, in a broad range of corporate and securities matters, with a strong focus on securities offerings and disclosures, mergers and acquisitions and corporate governance. Mr. Taylor is the former Managing Partner of Locke Lord LLP’s Houston office and the former Chair of its Finance Committee. He has also served in leadership positions within Locke Lord LLP in Strategic Growth, Practice Development and Recruiting areas. A member and former Co-Chair of Locke Lord LLP’s Corporate and Transactional Department, Mr. Taylor is Chair of its Capital Markets division. He also serves on the Board of the Greater Houston Partnership, Central Houston, Inc. Theatre Under the Stars and Oldham Little Church Foundation.
			2017
Najeeb A. Khan	64
Mr. Khan has over 34 years of business experience and is the founder, President and Chief Executive Officer of Interlogic Outsourcing, Inc. (“IOI”). IOI is the successor to Interlogic Systems, Inc. (“ISI”), a company that Mr. Khan established in 1987. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank. Mr. Khan also served as Chairman and Chief Executive Officer of CNA UniSource from 1998 through 2001. Mr. Khan currently serves as a director of 1st Source Bank, where he is a member of the audit committee and chairs the loan and fund committee. He also previously served as a trustee of Memorial Health Foundation, the Community Foundation of St. Joseph County, WNIT public television and Studebaker Museum.
			2017

(1) As of [ ], 2018.

Qualifications of Trustees

When considering whether our trustees and trustee nominee have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Ms. Berry:  The Board considered her significant experience as the former 109th Texas Secretary of State and her former position on the University of Houston System Board of Regents, as well as her decision-making abilities in senior positions at the Houston office of a national law firm and her background and experience in the legal industry as a result, and determined that she is well qualified to serve as a member of our Board and as a member of the Audit Committee. Whitestone is a significant owner of real estate in the state of Texas, and her experience and relationships are valuable to the Company.

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting, as well as supervisory roles in the accounting industry, and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee and as a member of the Nominating and Corporate Governance , the Compensation Committee and our Board.

• Mr. Khan:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as the founder and chief executive officer of IOI, as well as his previous positions with large companies and his current directorships and determined that he was uniquely qualified to serve as a member of our Board and as a member of the Nominating and Corporate Governance Committee.

• Mr. Lambert: The Board considered his significant experience in the commercial real estate industry, including successfully launching First Industrial Realty Trust, Inc. (NYSE), and financing of real estate development projects, as well as his demonstrated leadership skills, and concluded that he is well qualified to oversee and administer our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee and Audit Committee.

• Mr. Mahaffey:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as a senior executive with large public companies, his real estate experience, and his experience in managing investments and determined that he was well qualified to perform oversight functions as the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and Audit Committee.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 38 years of experience as a leader in the commercial real estate industry, and his 20 years of experience serving in high level positions of publicly traded companies, and determined that his leadership, intimate knowledge of Whitestone and his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our growth and operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

• Mr. Taylor:  The Board considered his significant experience and decision-making abilities as a leader of the Houston office of a national law firm, as well as his background and experience in the legal industry, his corporate and securities law, corporate governance, and capital markets focus, and determined that he is well qualified to serve as a member of our Board.

There are no family relationships among any of our trustees or executive officers, other than James C. Mastandrea, our Chairman and Chief Executive Officer and Christine J. Mastandrea, our Executive Vice President of Corporate Strategy, who have been married to each other for 27 years.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE WHITESTONE NOMINEES ON THE WHITE PROXY CARD.

Following a thorough review of the qualifications of the KBS nominees and extensive discussion, the Nominating and Corporate Governance Committee concluded that the KBS nominees were inherently conflicted and also lack the relevant retail real estate and publicly traded company skills and experience necessary to appropriately guide Whitestone in a manner in the best interests of all shareholders.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously determined not to nominate any of the KBS nominees. As a result, our Board does not endorse any KBS nominee and unanimously recommends that you disregard any [ ] proxy card that may be sent to you by KBS. Voting to "withhold" with respect to any of KBS's nominees on its [ ] proxy card is NOT the same as voting for our Board's nominees, because a vote to “withhold” with respect to any of KBS's nominees on its [ ] proxy card will revoke any previous WHITE proxy submitted by you. If you have already authorized a proxy to vote your shares using a [ ] proxy card sent to you by KBS, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board's nominees by signing, dating and returning the enclosed WHITE proxy card, or by submitting your proxy on the Internet or by phone following the instructions on the WHITE proxy card. Only the latest validly executed proxy that you submit will count.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

Toll-free 877-750-0502

(Banks and brokers may call collect: 888-750-5834)

CORPORATE GOVERNANCE

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. This section describes our governance framework, which includes the following highlights:

•	All trustees attended 100% of Board meetings in 2017;

•	Regular trustee performance assessments;

•	Independent Audit, Compensation and Nominating and Corporate Governance Committees;

•	Regular executive sessions of independent trustees;

•	Risk oversight by full Board and Committees; and

•	Share ownership guidelines for executive officers and trustees.

Independence

Under the listing standards of the NYSE, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” trustees and a nominating and corporate governance committee, compensation committee, and audit committee, each composed solely of independent trustees. In determining trustee independence, the Board broadly considers all relevant facts and circumstances, including the rules of the NYSE. The Board considers these issues not merely from the standpoint of a trustee, but also from that of persons or organizations with which the trustee has an affiliation. An independent trustee is free of any relationship with Whitestone or its management that may impair the trustee’s ability to make independent judgments.

Our Board has affirmatively determined that six of our seven current trustees are “independent” as that term is defined by the NYSE listing standards and applicable SEC rules.  These trustees are Nandita V. Berry, Donald F. Keating, Najeeb A. Khan, Paul T. Lambert, Jack L. Mahaffey, and David F. Taylor. Mr. Mastandrea is not independent because he is an employee of the Company.

Meetings and Committees of the Board of Trustees

Our Board met four times during 2017.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during the period of 2017 in which they served as a trustee.

All of our trustees serving at the time, and five of our current trustees, attended our 2017 annual meeting of shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has established a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Nandita V. Berry (1)		X
Daryl J. Carter (2)		X
Donald F. Keating	X	Chairman	X
Najeeb A. Khan (1)	X
Paul T. Lambert (3)	X	X	Chairman
Jack L. Mahaffey (4)	Chairman	X	X
David F. Taylor (1)	X		X
Number of Meetings in 2017	4	4	4

(1) Ms. Berry and Mr. Khan joined our Board in September 2017, and Mr. Taylor joined our Board in March 2017.
(2) Mr. Carter's term ended at the 2017 annual meeting of shareholders.
(3) Mr. Lambert served as the Chairman of the Nominating and Governance Committee through September 2017 and began serving as the Chairman of the Compensation Committee in September 2017.
(4) Mr. Mahaffey served as the Chairman of the Compensation Committee through September 2017 and began serving as the Chairman of the Nominating and Corporate Governance Committee in September 2017.

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Donald F. Keating, Najeeb A. Khan, Paul T. Lambert, Jack L. Mahaffey and David F. Taylor, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee. Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee interviews the candidate in person or by telephone. The potential candidate is also introduced to Whitestone’s management team, properties and strategy to ensure appropriate experience and commitment exists. After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board elects nominees recommended by the committee to fill vacancies on our board and nominates the nominees for election by shareholders after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the candidate is expected to follow Whitestone’s candidate evaluation process, and the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3):

•
all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or

•
would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all common shares or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of common shares or other security) in any Whitestone securities of any person;

•	the record or “street name” holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for the Whitestone shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the share performance graph in the most recent annual report to shareholders of Whitestone or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2008. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “Solicitation and Voting - How and when may I submit a shareholder proposal for Whitestone's 2019 annual meeting of shareholders?”

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of our financial statements; and assisting the Board in its oversight of the following:

•	management’s responsibilities to assure there is in place an effective system of internal controls over financial reporting;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our registered public accounting firm; and

•	our compliance with our ethical standards, policies, plans and procedures, and applicable laws and regulations.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Nandita V. Berry, Donald F. Keating, Paul T. Lambert and Jack L. Mahaffey, with Mr. Keating serving as chairman. Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure;

•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations;

•	reviewing and approving Chief Executive Officer compensation as well as executive officer compensation;

•
annually reviewing and making recommendations to the Board concerning the adoption, terms and operation of the Company’s compensation plans for all trustees, officers and other executives, including incentive compensation and equity-based plans that are subject to board approval; and

•
approving grants and/or awards of restricted shares, share options and other forms of equity-based compensation, and otherwise administer the Company’s equity incentive plans in compliance with applicable tax laws.

The committee currently consists of Donald F. Keating, Paul T. Lambert, Jack L. Mahaffey and David F. Taylor, with Mr. Lambert serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees and to recommend for approval by the Board the compensation of our Chief Executive Officer. The committee also administers our 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”) and will administer our 2018 Plan once the 2018 Plan becomes effective.

Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. Information on the committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

For reference to all committee charters, please visit our website at www.whitestonereit.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is well qualified and best situated to serve as Chairman because he is the trustee most familiar with the Company’s strategic business plan, real estate, public and capital markets and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and leadership. Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our six independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. We believe that our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis-Compensation Related Risk Management.” The Audit Committee oversees management of financial and legal compliance risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	Expenditures of over $1.0 million require Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition and disposition decisions;

•	A limitation on base salary of $100,000 for any employee hired unless the Compensation Committee approves a greater amount; and

•	A compliance policy regarding insider information, disclosure of non-public information and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

Share Ownership Guidelines

Minimum Share Ownership Guidelines for Executives. In keeping with its policy of implementing best corporate practices, on February 28, 2017, our Board adopted minimum share ownership guidelines for executive officers requiring such officers to maintain a minimum equity investment in Whitestone based upon a multiple of five times base salary for the CEO and three times base salary for all other NEOs. The guidelines provide that executive officers must achieve the minimum equity investment within five years from the date he or she first becomes subject to the guidelines, and until such time, that executive must retain at least 60% of the common shares granted to the executive by us and/or purchased by the executive through the exercise of options. Each executive officer’s compliance with the guidelines is reviewed by the Board annually. All of our executive officers are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

Minimum Share Ownership Guidelines for Non-employee Trustees. In keeping with its policy of implementing best corporate practices, on February 28, 2017, our Board adopted minimum share ownership guidelines for non-employee trustees. Under these guidelines, each non-employee trustee must maintain a minimum number of our common shares with a value not less than five times the current annual cash retainer paid to such trustee for service on our Board (excluding, among other things, any additional retainer paid for committee membership or chairmanship).  Each non-employee trustee has five years from the date he or she first becomes subject to the guidelines to satisfy the minimum ownership guidelines, and until such time, that trustee must retain 100% of the common shares or share units granted to the trustee as compensation. Compliance with the guidelines is reviewed by the Board annually. All of our non-employee trustees are currently in compliance with the minimum share ownership guidelines, subject to the time period as discussed above for achieving the minimum equity investment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of [ ], 2018 regarding the beneficial ownership of our common shares by each of our trustees and our named executive officers and by all trustees and executive officers as a group. The percentage ownership in the following table is based on [ ] common shares outstanding as of the close of business on [ ], 2018.

Name of Beneficial Owner(1)	Common Shares and Units Beneficially Owned(2)	Percentage Ownership
Named Executive Officers:
James C. Mastandrea	1,009,614(3)	[ ]% (4)
John J. Dee	124,572(5)	*
David K. Holeman	288,851(6)	*
Bradford Johnson	119,647(7)	*
Christine J. Mastandrea	1,009,614(8)	[ ]% (4)
Non-Employee Trustees:
Nandita V. Berry	1,208
Donald F. Keating	37,269	*
Najeeb A. Khan	9,002	*
Paul T. Lambert	57,674	*
Jack L. Mahaffey	47,170	*
David F. Taylor	2,375	*
All executive officers and trustees as a Group (10 persons) (9) (10)	1,697,382	[ ]%

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 South Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 59,725 restricted common shares and 137,402 units of limited partnership interest in our operating partnership (“OP units”), held by Midwest Development Venture IV, of which Mr. Mastandrea is the general partner and a limited partner, that contain no voting rights and with respect to which Mr. Mastandrea has sole investment power, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis. Excludes 438,677 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 200,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control (as defined in the 2008 Plan). Also includes 99,509 common shares and 12,504 restricted common shares held by Christine J. Mastandrea, Mr. Mastandrea’s spouse. Mr. Mastandrea disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(4)
The total number of common shares outstanding used in calculating Mr. Mastandrea's and Ms. Mastandrea's percentage ownership assumes that all OP units held by Mr. Mastandrea are redeemed for common shares and none of the OP units held by other persons are redeemed for common shares

(5)
Includes 16,328 restricted common shares and excludes 77,880 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 75,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 11,137 common shares pledged to secure a margin loan.

(6)
Includes 25,954 restricted common shares and excludes 201,131 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 150,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 15,490 common shares pledged to secure a margin loan.

(7)
Includes 11,776 restricted common shares and excludes 117,792 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 100,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 22,509 common shares pledged to secure a margin loan.

(8)
Includes 12,504 restricted common shares and excludes 123,600 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets, and 100,000 restricted common share units issued pursuant to the 2008 Plan that contain no voting or dividend rights and are subject to vesting only in the event of a Change in Control. Also includes 23,292 common shares pledged to secure a margin loan and 636,148 common shares, 59,725 restricted common shares and 201,728 OP Units, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis, held by James C. Mastandrea, Ms. Mastandrea’s spouse. Ms. Mastandrea disclaims beneficial ownership of shares held by her spouse, except to the extent of her pecuniary interest therein.

(9)	Except as otherwise described herein, none of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

(10)
In computing the aggregate number of shares and units beneficially owned and the aggregate percentage ownership by all executive officers and trustees as a group, shares and units beneficially owned by both Mr. Mastandrea and Ms. Mastandrea have not been counted twice.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon [ ] common shares outstanding as of the close of business on [ ], 2018.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,291,789 (1)	[ ]%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,633,015 (2)	[ ]%
KBS Strategic Opportunity REIT, Inc. 800 Newport Center, Suite 700 Newport Beach, CA 92660	3,603,189 (3)	[ ]%
Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924 100 Vanguard Boulevard Malvern, PA 19355	2,594,961 (4)	[ ]%

(1)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on January 19, 2018 reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. possessed sole voting power over 5,184,477 common shares and sole dispositive power over 5,291,789 common shares.

(2)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 9, 2018 reporting beneficial ownership as of December 31, 2017. The Vanguard Group, Inc. possessed sole voting power over 43,100 common shares, shared voting power over 4,100 common shares, sole dispositive power over 4,590,600 common shares and shared dispositive power with Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries, over 42,415 common shares.

(3)
The indicated ownership is based solely upon an amendment to Schedule 13D filed with the SEC by the beneficial owner on December 29, 2017 reporting beneficial ownership as of December 28, 2017. As reported in the amendment to the Schedule 13D, each of KBS SOR Properties LLC, KBS SOR (BVI) Holdings, Ltd., KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., KBS Capital Advisors LLC, Keith D. Hall and Peter McMillan III possessed sole voting power over 3,603,189 common shares and sole dispositive power over 3,603,189 common shares.

(4)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 2, 2018 reporting beneficial ownership as of December 31, 2017. Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924 possessed sole voting power over 2,594,962 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulation S-K, require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	74	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 - present)
Chief Executive Officer and Chairman of Pillarstone Capital REIT, an OTC Bulletin Board real estate company (2003 - present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held investment company (1978 - present); Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 - 1998).

John J. Dee	66	Chief Operating Officer (October 2006 - present)
Trustee, Senior Vice President, and Chief Financial Officer of Pillarstone Capital REIT (2003 - present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 - 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 - 2002); several management positions including Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 - 2000).

David K. Holeman	54	Chief Financial Officer (November 2006 - present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 - 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 - 2003).

Bradford D. Johnson	59	Executive Vice President of Acquisitions and Asset Management (2010 - present)
Vice President Acquisitions and Development of Campus Living Villages Funds (REIT), subsidiary of Transfield Holdings Group, fund sponsor, developer and owner (2008 - 2010); Director of Place Properties Inc., military and student-housing developer, owner and operator (2003 - 2007); Chief Financial Officer and Director - Matrix Health Care Development Inc., developer, owner and senior housing operator (1995 - 2003).

Christine J. Mastandrea	52	Executive Vice President of Corporate Strategy (2013 - present)	Independent advisor to the Company (2006 - 2012). Chief Operating Officer of MDC Realty Corporation, a privately investment company (1996 - present).

______________
(1) As of  [ ], 2018.

TRUSTEE COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time trustees expend in fulfilling their duties as well as the skill level it requires of members of the Board.
Our non-employee trustees are paid an annual fee of $20,000. In addition, our non-employee trustees receive $1,000 for each in-person or $500 for each telephonic Board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend Board meetings and paid a $1,000 per diem fee when an independent trustee is required to travel to another city to review properties for acquisition or perform other services. Additionally, each non-employee trustee receives an annual grant of 1,500 common shares and, if a non-employee trustee so chooses, may receive any monetary fees in the form of common shares. In February 2017, the Compensation Committee and the Board approved an increase in the annual share grant to each non-employee trustee to 3,000 common shares commencing for the year ending December 31, 2017.
The table below summarizes the compensation the Company paid to each non-employee trustee in 2016:

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Nandita V. Berry	$3,678	$17,465	$21,143
Daryl J. Carter (4)	23,247	—	23,247
Donald F. Keating	23,000	43,380	66,380
Najeeb A. Khan	—	21,143	21,143
Paul T. Lambert	—	65,880	65,880
Jack L. Mahaffey	23,000	43,380	66,380
David F. Taylor	18,336	34,347	52,683

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea is included under "Executive Compensation - Summary Compensation Table" below.

(2)
On December 1, 2017, Messrs. Keating, Lambert and Mahaffey were awarded 3,000 common shares each. Ms. Berry and Messrs. Carter and Khan were awarded 953, 1,077, and 953 common shares, respectively, reflecting a partial year of service on the Board. Ms. Berry, and Messrs. Khan and Lambert were paid a portion of their trustee fees in common shares. The share award amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

(4)	Mr. Carter's term ended at the 2017 annual meeting of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this discussion, James C. Mastandrea, Chairman and Chief Executive Officer, John J. Dee, Chief Operating Officer, David K. Holeman, Chief Financial Officer, Bradford D. Johnson, Executive Vice President of Acquisitions and Asset Management, and Christine J. Mastandrea, Executive Vice President of Corporate Strategy, are the executives referred to as NEOs.

Executive Summary

The Board and management team are committed to continuing the successful implementation and growth of our E-commerce resistant retail Community Centered Property® model. Since 2010, our business model and performance-based compensation structure have resulted in six years of industry-leading growth rates in operational and financial metrics.

At our 2017 annual meeting of shareholders, our shareholders voted for an annual frequency of say-on-pay and voted against our say-on-pay advisory vote, with 57% of the votes cast “against”. As a result, our Board Chairman and Compensation Committee Chairman, along with members of senior management and Longnecker, engaged in valuable discussions with many of our shareholders, including 19 of our top 25 holders, representing approximately 49% of common shares outstanding as of December 31, 2017, about our executive compensation program, corporate governance and strategic accomplishments. As we evaluated our executive compensation and governance programs for 2017, we considered and incorporated the feedback we received from these sources which resulted in significant changes to both our executive compensation program and our corporate governance programs. All of our program modifications are discussed in detail below and include:

No Base Salary Increases

•	No base salary increases were provided to the CEO and CFO for the 4th straight year.

•
The base salaries for these two NEOs were aligned with the market 25th percentile, despite the Company’s compensation philosophy of paying at the 50th percentile for the rest of the organization. All other NEO salaries increased by 2.3%.

No Bonus Payouts

•	No bonus was paid to the CEO or CFO for the 4th straight year. A discretionary bonus of $5,000 was paid to the other NEOs.

Significant Long-Term Incentive Changes

•	Approval by our Board and our shareholders of our 2018 Plan, which will become effective on July 31, 2018, the day after our current equity incentive plan, the 2008 Plan, expires.

•
The maximum number of common shares and OP units that may be issued to Whitestone employees, pursuant to our long-term equity incentive ownership plan, was reduced from 12.5% of our outstanding shares under our 2008 Plan to 3,433,831 common shares and OP units (approximately 8.5% of common shares and OP Units outstanding as of March 1, 2018), under our 2018 Plan.

•	Our 2018 Plan eliminates the share reload or “evergreen” feature in our 2008 Plan.

•	2017 equity award fair values for our CEO and CFO were $1,000,000 and $475,000 respectively. These award values represent an approximate 70% decrease from the 2016 equity award fair values.

•	Total long-term incentive award values for the NEOs were below the peer group 50th percentile.

•	Adoption of relative TSR as the performance measure for vesting of the restricted share units awarded to NEOs in 2017.

Decreased Total Compensation of Approximately 60%

As a result of the 2017 compensation changes, our CEO’s & CFO’s compensation decreased approximately 60% from their 2016 compensation reported in the summary compensation table.

PAY FOR OPERATING PERFORMANCE SUMMARY

Whitestone Performance - 2017

The information presented below demonstrates that our NEOs have accomplished significant goals on behalf of our shareholders in 2017. We believe these results are due to the alignment between our NEOs' interests and those of our shareholders through our executive compensation plans, including our 2008 and 2018 Plans, under which we predominantly issue performance-based equity grants. We believe the information in this Compensation Discussion and Analysis (“CD&A”) also demonstrates that our compensation program is commensurate with our Company’s growth and follows best practices in our industry.

In 2017, we achieved substantial growth in many key financial and operating areas of the business.

Highlights of 2017 include the following:

•	Grew total occupancy, including operating properties, development properties, and consolidated partnership properties by 120 basis points to 88.0%

•	Grew annualized base rent per leased square foot by 8.6% to $18.82

•	20.6% increase in revenues

•	Net income attributable to Whitestone REIT of $1.9 million and $0.05 per share

•	19.2% increase in net operating income (“NOI”)

•	Same store NOI growth in wholly-owned portfolio of 2.6% and 1.4% including consolidated partnership.

•	29.6% increase in funds from operations (“FFO”) to $35.0 million

•	19.6% increase in FFO Core to $47.1 million compared to $39.4 million in 2016

•	$205.8 million in property acquisitions

•	$17.6 million in improvements to properties and new development

These financial results reflect the continuing success of our differentiated strategy and operating model, which we believe will continue to allow us to grow, and result in further increases in profitability and shareholder value.

NOI, FFO and FFO Core are financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). Please refer to “Reconciliation of Non-GAAP Financial Measures” on pages 60 to 61 of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018, for explanations and reconciliations of these metrics to their most comparable GAAP metric.

PAY RELATED TO MARKET PERFOMANCE SUMMARY

The following graphs illustrate the TSR of Whitestone versus the companies included in the SNL U.S. Shopping Center Index for the one-year, three-year and five-year periods ended December 31, 2017.

The following graph illustrates the three-year growth of each of Whitestone’s 2017 Annual Incentive Plan metrics. NOI, FFO and FFO Core are financial measures that are not calculated pursuant to GAAP. Please refer to “Reconciliation of Non-GAAP Financial Measures” on pages 60 to 61 of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018, for explanations and reconciliations of these metrics to their most comparable GAAP metric.

2017 Pay for Performance Decisions

The following table summarizes the decisions of the Compensation Committee in 2017 versus 2016. Our compensation philosophy is to pay for performance at market median or above when performance warrants, and to provide a significant majority of total compensation in variable, “at-risk” pay. The base salaries for each of Mr. Mastandrea (our Chief Executive Officer) and Mr. Holeman (our Chief Financial Officer) reflected in the table below fall within the lower 25th percent quartile relative to our peer group

Name	Base Salary ($)		Annual Incentive-Cash		Long-term Incentive-Stock(1)		Total ($)
	2016	2017	2016	2017	2016	2017	2016	2017
Mr. Mastandrea	$400,000	$400,000	$—	$—	$3,317,600	$1,000,000	$3,717,600	$1,400,000
Mr. Dee	220,000	225,000	10,000	5,000	301,600	275,150	531,600	505,150
Mr. Holeman	250,000	250,000	—	—	1,508,000	475,000	1,758,000	725,000
Mr. Johnson	220,000	225,000	10,000	5,000	377,000	292,650	607,000	522,650
Ms. Mastandrea	220,000	225,000	1,000	5,000	377,000	292,650	598,000	522,650

(1)
Excludes 200,000, 75,000, 150,000, 100,000 and 100,000 restricted common share unit awards under the 2008 Plan, granted to James C. Mastandrea, John J. Dee, David K. Holeman, Bradford D. Johnson and Christine J. Mastandrea in 2017, respectively, which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024 (“CIC Units”). Continued employment is required through the vesting date. If a Change in Control does not occur on or before September 30, 2024, the CIC Units shall be immediately forfeited.

Summary of Whitestone Compensation Practices

The Compensation Committee's charter specifies its responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Compensation Committee is responsible for the assessment of executive compensation relative to Whitestone's performance, ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A discusses (1) our executive compensation philosophy, strategy, process and procedures which are centered on a pay-for-performance philosophy and take into consideration the entrepreneurial approach required of our NEOs to build the Company and (2) all compensation components for our five NEOs, including a summary of the following:

•our overall compensation programs and characteristics;
•performance evaluation methodology and results;
•compensation plans adopted; and
•comparative market compensation assessment.

Compensation Best Practices that We Follow

Pay for Performance - We tie pay to performance. In 2017, 67% of our NEOs' targeted pay is considered “at risk”. We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan.

Performance Based Long-Term Incentives - Historically we have granted performance-based awards tied to challenging FFO goals with expected three to six-year vesting. In 2017, 100% of the grant award fair value is tied to relative TSR over a three-year performance period, which we believe further aligns the interests of management and shareholders.

Formulaic Short-Term Incentives - 100% of the NEOs’ annual incentive bonus awards are based upon company and individual goals established and approved by the Compensation Committee.

Mitigate Undue Risk - We mitigate undue risk associated with compensation, including utilizing caps on potential payments, retention provisions, multiple performance targets and robust board and management processes to identify risk.

Independent Compensation Consulting Firm - The Compensation Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.
Minimal Perquisites - We provide only minimal perquisites to our executive officers.

Regular Review of Share Utilization - Annually we evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares) to limit dilution to shareholders and adequate market competitive compensation to employees.

Equity Ownership Guidelines - We require our trustees and NEOs to acquire and maintain prescribed levels of ownership of our shares in order to align their interests with those of our shareholders.
Review NEO Total Compensation - We review total compensation analyses for our NEOs and benchmark them against our peers prior to making executive compensation decisions.

Compensation Practices That We Do Not Follow
Allowing Excise Tax Gross-Ups Upon Change in Control
Repricing of Underwater Options
Guaranteed Bonus or Retention Bonus for Executive Officers
Severance Multipliers Greater Than 3X
Eliminated Automatic Share Reload (“Evergreen”) Feature in Equity Incentive Plan

Compensation Strategy and Philosophy

Our corporate business model is based on the creation of Community Centered Properties® that are carefully tenanted and positioned to add value to the communities in which they are located. Our business model is entrepreneurial, involves a high degree of long-term planning, strategic thought and careful execution so that our properties effectively function as communities.

In allocating compensation, we believe the compensation of senior levels of management should be predominantly performance-based since these levels of management have the greatest ability to influence corporate performance. The table below summarizes the allocation of the 2017 compensation opportunity for our NEOs and all other executives based upon the three primary elements of compensation (base salary, annual cash incentive, and long-term incentives).

We generally aim to align with the market in each of the three pay elements as defined in our pay-for-performance philosophy.

The elements of 2017 compensation are discussed in detail below.

•Base Salary. The Compensation Committee believes that our current NEO base salaries do not reflect market levels for similar positions with competitor companies. The Compensation Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary given our growth and size. Due to our need to re-structure, re-position, and re-capitalize the Company to transform it into a real estate portfolio of geographically diversified profitable investment assets, our salaries currently significantly lag behind such benchmark as confirmed by our independent compensation consultant. James C. Mastandrea and David K. Holeman received no salary increases in 2017 and John J. Dee, Bradford D. Johnson and Christine J. Mastandrea each received a $5,000 increase.

		Base Salary ($)
Name	Title	2016	2017	% Change
James C. Mastandrea	Chairman & CEO	$400,000	$400,000	—%
John J. Dee	COO	220,000	225,000	2.3%
David K. Holeman	CFO	250,000	250,000	—%
Bradford Johnson	VP Acquisitions & Asset Mgmt	220,000	225,000	2.3%
Christine J. Mastandrea	VP Corporate Strategy	220,000	225,000	2.3%

•Annual Cash Incentive Bonus. A bonus provides an opportunity for employees to receive a short-term award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

•	Corporate performance;

•	Business unit (functional area) performance; and

•	Individual performance.

We have historically not paid significant cash bonuses and have paid no bonuses to our CEO and CFO over the last four years.

The annual incentive bonuses for 2017 are based on the achievement of the defined goals for revenue, property NOI, FFO and FFO Core as shown below. NOI, FFO and FFO Core are financial measures that are not calculated pursuant to GAAP. Please refer to “Reconciliation of Non-GAAP Financial Measures” on pages 60 to 61 of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018, for explanations and reconciliations of these metrics to their most comparable GAAP metric. No amounts are expected to be earned by the NEOs in 2018 for 2017 performance.

The 2017 annual incentive bonus goals for our NEOs were as follows:

		$ Growth - 2017 over 2016
Metric	Weight	Target	Achieved
Revenue	25%	$29.3 million	$21.5 million
Property NOI	25%	$19.4 million	$13.5 million
FFO	25%	$10.1 million	$8.0 million
FFO Core	25%	$11.0 million	$7.7 million

•Long-Term Equity Incentive Ownership Plan. Our 2008 Plan expires on July 29, 2018, and in May 2017, our shareholders approved the 2018 Plan, which is effective on July 30, 2018. Both plans provide for equity-based grants as incentive compensation to our NEOs and other employees and provide an opportunity for our employees to receive grants of equity that vest over time or upon the achievement of long-term goals that create incremental value for the Company and our shareholders. Our long-term equity incentive ownership plans are designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy. The Compensation Committee considers these awards to be the most important component of total compensation and key retention of participants because they encourage participants to think and act like owners.

•In 2017, we granted each NEO restricted common share unit awards under the 2008 Plan, whose vesting is contingent upon achieving TSR relative to the peer group defined in the TSR Unit award agreements over a three-year performance period from January 1, 2017 through December 31, 2019 (the “TSR Units”). At the end of the performance period, the number of common shares awarded will be a multiple of the number of units granted based on the Company's ranking in the peer group (the “TSR Peer Group Ranking”) as shown in the table below. Continued employment is required through the end of the performance period.

•In 2017, we granted John J. Dee, Bradford D. Johnson and Christine J. Mastandrea restricted common share unit awards under the 2008 Plan, the vesting of which is contingent upon achievement of two performance targets, each weighted 50%, and the passage of time (“FFO Units”). The two performance targets are cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. Upon achievement of the individual goals the FFO Units convert to time-based restricted common shares and vest in equal installments over four quarters after the performance target has been achieved. Continued employment is required through the end of the performance period.

The following table illustrates the total grant date fair value (“GDFV”) of the FFO and TSR Units:

		2017 Annual Incentive Bonus
Name	Target No. of FFO Units	Target No. TSR Units	GDFV ($) (1)
James C. Mastandrea	—	80,841	$1,000,000
John J. Dee	5,000	17,179	275,150
David K. Holeman	—	38,399	475,000
Bradford Johnson	5,000	18,593	292,650
Christine J. Mastandrea	5,000	18,593	292,650

(1)
Includes 80,841, 17,179, 38,399, 18,593 and 18,593 TSR Units, awarded to James C. Mastandrea, John J. Dee, David K. Holeman, Bradford D. Johnson and Christine J. Mastandrea, respectively. The grant date fair value for each TSR Unit of $12.37 was determined using the Monte Carlo simulation method and is being recognized as share-based compensation expense ratably from the September 30, 2017 grant date to the end of the performance period, December 31, 2019. The Monte Carlo simulation model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award grant and calculates the fair value of the award. Expected volatilities utilized in the model were estimated using a historical period consistent with the performance period of approximately three years. The risk-free interest rate was based on the United States Treasury rate for a term commensurate with the expected life of the grant. Also includes the award of 5,000 FFO Units to each of John J. Dee, Bradford D. Johnson and Christine J. Mastandrea. The grant date fair value for each FFO Unit of $12.53 was determined in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report filed with the SEC on March 6, 2018.

The pay for performance schedule is as follows:

Performance Share Schedule
Three Year Relative TSR Performance Rank	Multiple
90th	2.0
75th	1.5
50th	1.0
35th	0.5
Less than 35th	0.0

In 2017, for retention of key executives and to ensure continuity of leadership, we also awarded 200,000, 75,000, 150,000, 100,000 and 100,000 CIC Units under the 2008 Plan to James C. Mastandrea, John J. Dee, David K. Holeman, Bradford D. Johnson and Christine J. Mastandrea, respectively, which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024. Continued employment is required through the vesting date. If a Change in Control does not occur on or before September 30, 2024, the CIC Units shall be immediately forfeited. The vesting condition for the CIC Units is treated as a performance condition under ASC 718 and a change in control on or before September 30, 2024 is deemed to be improbable; therefore, no expense is being recognized at grant date, no grant date value amount is recognized in the Summary Compensation Table or the table above.

•Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurance for health and security. These benefit plans, and other perquisites to key employees, are consistent with those of our competitors for experienced executives and are an important component of retention.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.	A significant portion of each NEO's pay opportunity relates to the performance-based awards granted pursuant to the 2008 Plan, which will vest based on achievement of performance targets.
Compensation should be fair and competitive.
We believe that our compensation is fair and competitive; however, our base salaries and annual incentive pay for our NEOs are in the bottom quartile of the comparable companies in our industry. A significant portion of our NEOs' compensation is expected to be in the form of long-term awards granted under the 2008 Plan and 2018 Plan.

Executive share ownership is required.
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As restricted shares vest, we expect our executives will retain a significant number of their vested shares in accordance with our share ownership guidelines.

The Compensation Committee and the Board exercise independent judgment.
On behalf of our shareholders, the Compensation Committee and the Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Roles and Responsibilities in Compensation Decisions

The Compensation Committee is specifically responsible for compensation decisions related to our Chief Executive Officer. The Compensation Committee reviews, assesses and approves recommendations from our Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs. The Compensation Committee's philosophy and strategy and the programs adopted by our Board establish the general parameters within which our Chief Executive Officer recommends compensation for the other NEOs.

James C. Mastandrea, our Chairman and Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Compensation Committee also evaluates the performance of our NEOs.

The Compensation Committee performs an assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Compensation Committee to review the Company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Compensation Committee has structured our annual and long-term executive compensation to motivate and reward executive officers in the achievement of our business goals.

As a part of the compensation decision making process, the Compensation Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other REITs (the “Compensation Peer Group”). The Compensation Committee used the SEC filings of the Compensation Peer Group to assist it in considering compensation for our NEOs. Among other items, the SEC filings provided company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long-term compensation. The Compensation Committee relied on this data to provide it with relevant market compensation data for our NEOs compared to the Compensation Peer Group in order to make compensation decisions for our NEOs. The Compensation Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies with whom we believe we compete for talent, investment opportunities, and shareholder investment dollars.

For 2017, the Compensation Committee utilized the following criteria for determining the Compensation Peer Group:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

•
Companies of similar size as our company measured by market capitalization (implied market capitalization and total capitalization), gross leasable area (square feet), number of properties and number of employees; and

•	Companies that report a range of performance results (FFO and FFO per share) that are comparable to those of our Company.

A total of 14 public companies were used in the Compensation Committee analysis for 2017 and are listed below. All numbers are shown in millions.

Company Name	Ticker	Assets(1)	Market Cap(2)	EBITDA(1)
Agree Realty Corporation	ADC	$1,495	$1,492	$94
Cedar Realty Trust, Inc.	CDR	$1,252	$555	$82
Cousins Properties Incorporated	CUZ	$4,205	$3,885	$271
First Potomac Realty Trust (3)	FPO	$1,201	$655	$70
Gladstone Commercial Corporation	GOOD	$928	$583	$75
Gramercy Property Trust, Inc.	GPT	$6,456	$4,283	$408
Investors Real Estate Trust	IRET	$1,551	$682	$72
Monmouth Real Estate Investment Corporation	MNR	$1,499	$1,363	$92
One Liberty Properties, Inc.	OLP	$743	$487	$52
PS Business Parks, Inc.	PSB	$2,100	$3,409	$266
Ramco-Gershenson Properties Trust	RPT	$2,030	$1,169	$164
Saul Centers Inc.	BFS	$1,422	$135	$148
STAG Industrial, Inc.	STAG	$2,681	$2,571	$208
Urstadt Biddle Properties Inc.	UBA	$997	$780	$75

WHITESTONE REIT	WSR	$1,072	$555	$60

(1) Source: SNL Financial - In each case, as of the company's most recent quarter.
(2) Source: SNL Financial - In each case, based on traded market price on December 29, 2017 multiplied by the number of shares outstanding.
(3) First Potomac Realty Trust was acquired by Government Properties Income Trust (Nasdaq: GOV) on October 2, 2017. Market Cap reflects $11.15 share price on the date of the merger. Assets and EBITDA are reported as of June 30, 2017.

We compete with many companies for experienced executives, and the Compensation Committee generally benchmarked compensation for the NEOs against the compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations may be expected based on relative experience levels, market factors, and circumstances particular to us.

The Compensation Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation.

2018 Elements of Compensation and Annual Incentive Bonus Goals

In 2017, the Compensation Committee engaged Longnecker to re-evaluate the total compensation of the NEOs. As a result of the engagement, Longnecker recommended the total compensation opportunity for the NEOs to better align with the compensation philosophy to pay at the market 50th percentile. Longnecker noted that prior years’ compensation levels were near or below the market 25th percentile for similar sized REITs. The following tables and descriptions highlight the anticipated changes in NEO total compensation opportunity for 2018.

We generally aim to align with the market in each of the three pay elements as defined in our pay-for-performance philosophy.

The elements of 2018 compensation are discussed in detail below.

•Base Salary. The Compensation Committee believes that our current NEO base salaries do not reflect market levels for similar positions with competitor companies. The Compensation Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary given our growth and size. Due to our need to re-structure, re-position, and re-capitalize the Company to transform it into a real estate portfolio of geographically diversified profitable investment assets, our salaries currently significantly lag behind such benchmark as confirmed by our independent compensation consultant. As a result, the Compensation Committee approved base salary increases to achieve the 50th percentile.

		Base Salary $
Name	Title	2017	2018
James C. Mastandrea	Chairman & CEO	$400,000	$600,000
John J. Dee	COO	220,000	250,000
David K. Holeman	CFO	250,000	375,000
Bradford D. Johnson	Executive Vice President of Acquisitions & Asset Management	220,000	300,000
Christine J. Mastandrea	Executive Vice President of Corporate Strategy	220,000	300,000

•Annual Cash Incentive Bonus. A bonus provides an opportunity for employees to receive a short-term award based on the achievement of specific organization, operating and financial goals and objectives achieved during 2018.

The 2018 annual incentive bonus targets levels are as follows:

NEO	Annual Cash Bonus Target Level
James C. Mastandrea	125% of annual base salary
John J. Dee	50% of annual base salary
David K. Holeman	100% of annual base salary
Bradford D. Johnson	80% of annual base salary
Christine J. Mastandrea	80% of annual base salary

The 2018 annual incentive bonus targets are as follows:

2018 Objective	Performance Level	Multiple of Target
Debt to EBITDA Ratio (25%)
7.5X	Exceptional	2.00
7.7X	Stretch	1.50
8.0X	Target	1.00
8.3X	Low	0.50

G&A Expenses as a % of Total Revenue (25%)
13.5%	Exceptional	2.00
14.0%	Stretch	1.50
14.5%	Target	1.00
15.0%	Low	0.50

FFO Core Per Share (50%)
$1.45	Exceptional	2.00
$1.40	Stretch	1.50
$1.35	Target	1.00
$1.30	Low	0.50

•Long-Term Equity Incentive Ownership Plan. The following table illustrates the expected GDFV of long-term incentive awards to be provided to our NEOs in 2018. Based on an assessment of Company performance in 2017, the Compensation Committee awarded the time-based grants shown in the following table on March 16, 2018, and expects to award the performance-based grants in mid-2018.

	2018 Long-Term Incentive Award Targets
	Time-Based (1)	Performance-Based (2)
Name	GDFV ($)	GDFV ($)	Total GDFV ($)
James C. Mastandrea	1,000,000	1,000,000	2,000,000
John J. Dee	212,500	212,500	425,000
David K. Holeman	475,000	475,000	950,000
Bradford Johnson	230,000	230,000	460,000
Christine J. Mastandrea	230,000	230,000	460,000

(1)	Represents restricted common share unit awards granted on March 16, 2018 under the 2008 Plan, which vest in equal installments over three years from the grant date.

(2)
Represents TSR Units to be granted in 2018 under the 2018 Plan, the vesting of which is contingent upon achieving TSR relative to the peer group defined in the TSR Unit award agreements over a three-year performance period from January 1, 2018 through December 31, 2020. At the end of the performance period, the number of common shares awarded for each vested TSR Unit will vary from 0% to 200% depending on the Company's TSR Peer Group Ranking. Continued employment will be required through the vesting date.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and by the behavior and decisions of management. As a part of compensation administration, the Compensation Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Compensation Committee's responsibility is an evolving duty and focus. The Compensation Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has also taken certain steps to establish policies and procedures, including limits on expenditures and a robust Board-level Investment Committee approval process, that we believe are likely to limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The combined experience of our NEOs, the length of time they have worked together, and the relatively smaller size of our Company at this time makes these risk management policies easier to manage. However, as the Company grows, the Compensation Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the Company.

Employment and Change of Control Agreements

On August 29, 2014, based on the recommendation of the Compensation Committee and approval of the Board, the Company entered into employment agreements with Messrs. Mastandrea and Holeman, largely in recognition of the need to provide them certain protections if their employment should be involuntarily terminated without “cause” or terminated by them for “good reason.” The Company also entered into change in control agreements with the other NEOs on August 29, 2014. These change in control agreements are designed to compensate the NEOs in the event of a fundamental change in the Company, and to provide an incentive to these executives to continue with us at least through such time. A more complete description of the employment agreements and change in control agreements is set forth under “Executive Compensation - Employment Agreements; Payments Upon Change in Control.” We believe that these agreements will help us to retain executives who are essential to our long-term success, and that the terms of these agreements are consistent with the practices of our peer companies.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Chief Executive Officer Compensation and Employee Compensation and Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and in accordance with Item 402(u) of Regulation S-K, we have estimated the ratio between our Chief Executive Officer’s total compensation and the median annual total compensation of all employees (excluding the Chief Executive Officer). In searching for the “median employee,” we considered taxable compensation totals in 2017. We identified the median employee based on the taxable compensation of all full-time, part-time and temporary employees employed by us on December 31, 2017, then we calculated the median employee’s compensation using the same methodology we use for our NEOs as set forth in the “Total” column in the Summary Compensation Table below. For the fiscal year ended December 31, 2017, our Chief Executive Officer had annual total compensation of $1,416,972, and our median employee had annual total compensation of $73,251. Therefore, we estimate that our Chief Executive Officer’s annual total compensation is approximately 19 times that of the median of the annual total compensation of all of our employees (excluding the Chief Executive Officer).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Messrs. Keating, Lambert, Mahaffey and Taylor, with Mr. Lambert serving as chairman. None of the members of the Compensation Committee during 2017 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Compensation Committee or our Board.

Compensation Consultant

To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our executive officers and trustees. Pursuant to its charter, the Compensation Committee shall retain, as deemed necessary or appropriate by the Compensation Committee, any compensation consultant, independent legal counsel or other compensation advisor and shall approve the advisor’s fees and other retention terms.

In January 2017, the Compensation Committee retained Longnecker to provide executive officer and trustee compensation consulting services. During fiscal year 2017, Longnecker did not provide any additional services to the Company or the Company's affiliates.

Based upon and following receipt of the advice of Longnecker, the Compensation Committee reviewed and approved the Company’s goals and objectives relevant to Chief Executive Officer and executive compensation and the compensation payable to our Chief Executive Officer and other executive officers for fiscal year 2017.

As required by its charter and by the NYSE listing standards, the Compensation Committee performed an independence assessment of Longnecker and determined that Longnecker should be considered independent based on the following factors:

•	Longnecker has not provided and will not provide any other services to the Company other than compensation consulting services.

•	The fees paid to Longnecker by the Company were less than 1% of Longnecker's total revenue for the year.

•	Longnecker has developed and provided to the Company a Conflict of Interest Policy.

•	There are no business or personal relationships between Longnecker and any member of the Compensation Committee or any executive officer of the Company.

Accordingly, the Compensation Committee determined that the services provided by Longnecker to the Compensation Committee did not give rise to any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Paul T. Lambert, Chairman
Donald F. Keating
Jack L. Mahaffey
David F. Taylor

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by the Company to each of our NEOs in 2015, 2016 and 2017.

Name and Principal Position	Year	Salary (1)	Bonus	Share Awards(2)	All Other Compensation		Total
James C. Mastandrea	2017	$400,000	—	$1,000,000	$16,972	(3)	$1,416,972
Chairman & Chief	2016	400,000	—	3,317,600	12,648		3,730,248
Executive Officer	2015	415,385	—	1,295,560	13,049		1,723,994
John J. Dee	2017	225,000	5,000	275,150	7,975	(4)	513,125
Chief Operating Officer	2016	220,000	10,000	301,600	7,941		539,541
	2015	224,474	11,813	66,100	7,884		310,271
David K. Holeman	2017	250,000	—	475,000	12,794	(4)	737,794
Chief Financial Officer	2016	250,000	—	1,508,000	12,534		1,770,534
	2015	259,616	—	594,900	11,781		866,297
Bradford D. Johnson	2017	225,000	5,000	292,650	6,713	(5)	529,363
VP of Acquisitions and	2016	220,000	10,000	377,000	6,452		613,452
Asset Management	2015	204,923	18,501	132,200	6,148		361,772
Christine J. Mastandrea	2017	225,000	5,000	292,650	6,713	(5)	529,363
VP of Property Strategy	2016	220,000	10,000	377,000	2,968		609,968
and Market Research	2015	198,000	15,469	132,200	2,940		348,609

(1)	Base salary paid in 2017, 2016 and 2015.

(2)
Represents the grant date fair value of 200,000, 75,000, 150,000, 100,000 and 100,000 CIC Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively, 80,841, 17,179, 38,399, 18,593 and 18,593 TSR Units to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively, and 5,000 FFO Units each to Messrs. Dee and Johnson and Ms. Mastandrea. The CIC Units only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024. The Company considers a Change in Control on or before September 30, 2024 to be improbable, and no expense has been recognized for the CIC Units. Based upon the probable outcome of a Change of Control on the grant date of the CIC Units, the aggregate grant date fair value of the CIC Units disclosed in the table is $0. Maximum performance under the CIC Units would result in a grant date fair value of $2,610,000, $978,750, $1,957,500, $1,305,000 and $1,305,000 to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively. The grant date fair values disclosed in the table were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report filed with the SEC on March 6, 2018 and are based on performance at target. The FFO Units were granted under the 2008 Plan in 2017, the vesting of which is contingent upon achievement of two performance targets, each weighted 50%, and the passage of time. The two performance targets are cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. Upon achievement of the individual goals, the FFO Units convert to time-based restricted common shares and vest in equal installments over four quarters after the performance target has been achieved. Maximum performance under the TSR Units and FFO Units would result in a grant date fair value of $2,000,000, $487,658, $950,000, $522,650 and $522,650 to Messrs. Mastandrea, Dee, Holeman and Johnson and Ms. Mastandrea, respectively.

(3)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) matching contributions under our 401(k) plan, and (c) health insurance.

(4)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(5)	Represents matching contributions under our 401(k) plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to restricted common shares and restricted common share units granted during the year ended December 31, 2017 for each NEO.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	All Other Share Awards: Number of Shares or Units	Grant Date Fair Value of Share Awards (5)
James C. Mastandrea	9/30/2017	40,421	80,841(3)	161,682	—	$1,000,000
	9/30/2017	—	200,000(4)	—	—	—
John J. Dee	6/30/2017	—	5,000(2)	—	—	62,650
	9/30/2017	8,590	17,179(3)	34,538	—	212,500
	9/30/2017	—	75,000(4)	—	—	—
David K. Holeman	9/30/2017	—	38,399(3)	76,798	—	475,000
	9/30/2017	—	150,000(4)	—	—	—
Bradford D. Johnson	6/30/2017	—	5,000(2)	—	—	62,650
	9/30/2017	9,297	18,593(3)	37,186	—	230,000
	9/30/2017	—	100,000(4)	—	—	—
Christine J. Mastandrea	6/30/2017	—	5,000(2)	—	—	62,650
	9/30/2017	9,297	18,593(3)	37,186	—	230,000
	9/30/2017	—	100,000(4)	—	—	—

(1) For details regarding the equity incentive awards, see “Compensation Discussion and Analysis - 2017 Executive Compensation Elements - Long-Term Equity Incentive Compensation” above.
(2) Represents awards of FFO Units granted under the 2008 Plan in 2017 that could be earned based on achievement of two performance targets, each weighted 50%, and the passage of time. The two performance targets are cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. Upon achievement of the individual goals the FFO Units convert to time-based restricted common shares and vest in equal installments over four quarters after the performance target has been achieved.
(3) Represents restricted common share unit awards granted under the 2008 Plan, whose vesting is contingent upon achieving TSR relative to the peer group defined in the TSR Unit award agreements over a three-year performance period, beginning on January 1, 2017 and ending on December 31, 2019. At the end of the performance period, the number of common shares awarded for each vested TSR Unit will be a multiple of 2.0, 1.5, 1.0, 0.5 or 0 for ranking in the Company’s TSR Peer Group of 90th percentile, 75th percentile, 50th percentile, 35th percentile or below the 35th percentile, respectively. Continued employment is required through the vesting date.
(4) Represents restricted common share unit awards granted under the 2008 Plan, which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024 (the “CIC Units”) to certain of our employees. Continued employment is required through vesting date. If a Change in Control does not occur on or before September 30, 2024, the CIC Units shall be immediately forfeited.
(5) Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 15 to our audited financial statements for the year ended December 31, 2017 as included in our Annual Report.

Outstanding Equity Awards at Fiscal Year End 2017

The following table sets forth certain information with respect to the market value of all unvested share and unit awards held by each NEO as of December 31, 2017.

Name	Share Awards
	Number of Shares that Have Not Vested	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(#)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested($)(6)
James C. Mastandrea	—	$—	13,332(1)	$192,114
	—	—	357,836(2)	5,156,417
	46,393(3)	668,526	—	—
	—	—	200,000(4)	2,882,000
	—	—	80,841(5)	1,164,919
	46,393	668,526	652,009	9,395,450

John J. Dee	—	—	8,332(1)	120,064
	—	—	60,701(2)	874,701
	7,996(3)	115,222	—	—
	—	—	75,000(4)	1,080,750
	—	—	17,179(5)	247,549
	7,996	115,222	161,212	2,323,065

David K. Holeman	—	—	5,000(1)	72,050
	—	—	162,732(2)	2,344,968
	20,954(3)	301,947	—	—
	—	—	150,000(4)	2,161,500
	—	—	38,399(5)	553,330
	20,954	301,947	356,131	5,131,848

Bradford D. Johnson	—	—	99,199(2)	1,429,458
	11,776(3)	169,692	—	—
	—	—	100,000(4)	1,441,000
	—	—	18,593(5)	267,925
	11,776	169,692	217,792	3,138,383

Christine J. Mastandrea	—	—	105,067(2)	1,514,015
	12,504(3)	180,183	—	—
	—	—	100,000(4)	1,441,000
	—	—	18,593(5)	267,925
	12,504	180,183	223,660	3,222,941

Total of All NEOs	99,623	1,435,567	1,610,804	$23,211,686

(1)
Represents restricted common share awards granted under the 2008 Plan which vest in 50% increments upon achievement of cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. If an individual performance target is not achieved by December 31, 2018, 50% of the restricted common shares shall be immediately forfeited.

(2)
Represents restricted share units granted under the 2008 Plan that could be earned based on achievement of two performance targets, each weighted 50%, and the passage of time. The two performance targets are cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $118 million and $164 million. Upon achievement of each individual performance target, 50% of the restricted share units convert to time-based restricted common shares and vest in equal installments over the four quarters following the achievement of the performance target. If an individual performance target is not achieved by December 31, 2018, 50% of the restricted common share units shall be immediately forfeited.

(3)	Represents time-based restricted common shares granted under the 2008 Plan, based on the achievement of the $79 million FFO target, which vest on March 31, 2018.

(4)
Represents CIC Units granted under the 2008 Plan, which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024.

(5)
Represents restricted common share unit awards granted under the 2008 Plan, whose vesting is contingent upon achieving TSR relative to the peer group defined in the TSR Unit award agreements over a three-year performance period beginning on January 1, 2017 and ending on December 31, 2019. At the end of the performance period, the number of common shares awarded for each vested TSR Unit will be a multiple of 2.0, 1.5, 1.0, 0.5 or 0 for ranking in the Company's TSR Peer Group of 90th percentile, 75th percentile, 50th percentile, 35th percentile or below the 35th percentile, respectively. Continued employment is required through the vesting date.

(6)	Market values are based on the December 29, 2017 closing price of $14.41 per share.

2017 Option Exercises and Shares Vested

We did not grant any share options to employees during the year ended December 31, 2017.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2017.

Name	Common Share Awards (1)
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James C. Mastandrea	383,927	$5,129,687
John J. Dee	47,993	643,886
David K. Holeman	173,503	2,318,040
Bradford D. Johnson	60,932	813,049
Christine J. Mastandrea	59,710	794,135

(1)	Shares vested on March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017.

(2)	Based on the closing price of common shares of $13.84, $12.24, $13.05 and $14.41 on March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.

Potential Payments Upon Termination or Change in Control

The following tables summarize the compensation that would have been payable to Messrs. Mastandrea and Holeman if their employment had terminated on December 31, 2017 without “cause” or for “good reason” (each, as defined in the Employment Agreements), and for each other NEO if such NEO's employment had terminated on December 31, 2017 without “cause” or for “good reason” (each, as defined in the Change in Control Agreements) within two years following a Change in Control. The tables also summarize the compensation that would have been payable to each NEO if his or her employment had terminated due to death or disability, or, upon change in control without termination. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different. The below disclosure does not include any amounts for equity awards or other compensation changes made subsequent to December 31, 2017.

Involuntary Termination Without Cause or Termination with Good Reason

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
James C. Mastandrea (CEO)	$1,196,000	$—	$250,857	$10,063,973	$11,510,830
David K. Holeman (CFO)	747,500	—	115,314	5,433,795	6,296,609

Involuntary Termination Without Cause or Termination with Good Reason Following a Change of Control

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
John J. Dee (COO)	$337,500	$7,500	$29,909	$2,438,287	$2,813,196
Bradford D. Johnson (Executive Vice President of Acquisitions and Asset Management)	337,500	7,500	12,120	3,308,075	3,665,195
Christine J. Mastandrea (Executive Vice President of Corporate Strategy)	337,500	7,500	13,797	3,403,123	3,761,920

(1) Amount equal to 2.99 times annual salary for Messrs. Mastandrea and Holeman, and 1.5 times annual salary for Messrs. Dee and Johnson and Ms. Mastandrea, in each case as of December 31, 2017.

(2) Amount equal to 2.99 times bonuses paid in 2017 to Messrs. Mastandrea and Holeman, and 1.5 times bonuses paid in 2017 to Messrs. Dee and Johnson and Ms. Mastandrea.

(3) Benefits amounts include the cost of (a) health and welfare benefits to the same extent made available to employees generally, including family health insurance, travel accident insurance, life and accidental death insurance, and long term disability insurance, (b) directors and officers liability insurance, (c) full participation in any 401(k), profit sharing, pension or other retirement benefit plan (“Pension Plan”) during employee's employment, and (d) such other benefits that the Board may from time to time authorize for a period of three years for Messrs. Mastandrea and Holeman and one year for Messrs. Dee and Johnson and Ms. Mastandrea.

(4) The value of the restricted shares is based on the closing price of our common shares on December 29, 2017, or $14.41 per share, assuming full release of all restrictions, including all performance conditions.

Change of Control without Termination

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$—	$—	$—	$10,063,973	$10,063,973
David K. Holeman (CFO)	—	—	—	5,433,795	5,433,795
John J. Dee (COO)	—	—	—	2,438,287	2,438,287
Bradford D. Johnson (Executive Vice President of Acquisitions and Asset Management)	—	—	—	3,308,075	3,308,075
Christine J. Mastandrea (Executive Vice President of Property Strategy and Market Research)	—	—	—	3,403,123	3,403,123

Death or Disability

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$1,196,000	$—	$250,857	$10,063,973	$11,510,830
David K. Holeman (CFO)	747,500	—	115,314	5,433,795	6,296,609
John J. Dee (COO)	—	—	—	2,438,287	2,438,287
Bradford D. Johnson (Vice President of Acquisitions and Asset Management	—	—	—	3,308,075	3,308,075
Christine J. Mastandrea (Vice President of Property Strategy and Market Research	—	—	—	3,403,123	3,403,123

(1) The value of the restricted shares is based on the closing price of our common shares on December 29, 2017, or $14.41 per share, assuming full release of all restrictions, including all performance conditions.

Employment Agreements; Payments Upon Change in Control

Employment Agreements.

On August 29, 2014, the Company entered into employment agreements (the “Employment Agreements”) with Messrs. Mastandrea and Holeman. The Employment Agreements each have an initial term of three (3) years, subject to automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the next automatic expiration date. The contracts provide for base salaries of no less than $400,000 and $250,000, respectively, per year to Messrs. Mastandrea and Holeman, and each of them is entitled to an annual bonus upon the satisfaction of performance criteria established by the Compensation Committee. The base salaries are the same as in effect since August 2, 2013.

In addition, each officer will be entitled to continued benefits as have been provided to the officers since 2006, including insurance (family health, life, accidental death, disability and director and officer liability) coverage, company automobiles, annual physicals and participation in the Company’s 401(k) and other pension benefit plans available to all employees.

Upon any termination (either before or after a change in control, as defined in the 2008 Plan) of an officer’s employment by the Company without cause or by the officer for good reason, as defined in the Employment Agreements and summarized below, the officer’s restricted common shares and restricted share units will immediately vest and the officer will be entitled to a severance payment equal to 2.99 times the sum of his then-current salary and last year’s bonus, as well as continuation of benefits for three (3) years. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Employment Agreements) within a five (5) mile radius of any property then-owned by the Company. Mr. Holeman will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board. If either the Company or the officer gives notice to the other of an intention not to extend the term of employment for an additional year, and a termination occurs, that termination will be treated as a termination by the Company or by the officer, as the case may be, with or without cause, and for or not for good reason, as the case may be.

For purposes of the Employment Agreements, “good reason” includes the occurrence of any one of the following events:

(i) For Mr. Mastandrea, reduction of his annual base salary below $400,000, and for Mr. Holeman, reduction of his annual base salary below $250,000;

(ii) The Company fails to continue to provide the compensation as detailed in the Employment Agreement (base salary, bonus eligibility, performance awards pursuant to the 2008 Plan and benefits and expense reimbursements);

(iii) The Company fails in any material respect to provide benefits and expense reimbursements, as detailed in the Employment Agreement, in either case after either officer has given the Company written notice of such failure, and the Company has failed to effect a cure within 60 days after the notice is given;

(iv) Either removal from any of the officer’s offices or responsibilities, or the officer’s duties with the Company are otherwise reduced to such an extent that he no longer has authority commensurate with the Chairman of the Board and Chief Executive Officer for Mr. Mastandrea and Chief Financial Officer for Mr. Holeman, in each case of a publicly-traded REIT;

(v) A change in the officer’s principal place of employment for the Company outside of the Houston and Phoenix metropolitan areas for Mr. Mastandrea, and the Houston metropolitan area for Mr. Holeman, and as a result, the officer is required to relocate; and

(vi) After a “shift in ownership”, as defined in the Employment Agreements and summarized below, the Board fundamentally changes its strategic plan in a manner opposed by the officer, in which case such officer may not terminate his employment unless he first gives the Board written notice specifying the change or changes that he opposes and the steps that Board must take to rectify the strategic plan, and the Board fails to take those steps within 60 days after the notice is given.

For purposes of the Employment Agreements, a “shift in ownership” is deemed to occur, generally, when any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees; provided that no shift in ownership shall be deemed to have occurred if, prior to such acquisition, the acquisition is supported by the respective officer and approved by the Board.

Change in Control Agreements.

On August 29, 2014, the Company entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Dee and Johnson and Ms. Mastandrea. Each Change in Control Agreement provides that if the officer’s employment is terminated by the Company (or any successor) without “cause” (as defined in the Change in Control Agreements) or by the officer for “good reason” (as defined in the Change in Control Agreements and summarized below) upon or within two (2) years after a “change in control” of the Company (as defined in the 2008 Plan), the officer will receive a severance payment equal to 1.5 times the sum of the officer’s then current annual base salary plus the amount of any bonus paid for the prior year, as well as continuation of benefits for one (1) year. In addition, the Change in Control Agreements provide that all unvested restricted common shares and restricted share units would vest to the extent not theretofore vested. Each officer will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board.

The Change in Control Agreements will remain effective until the officer’s employment is terminated for any reason; provided that the officer will receive the benefits specified above upon termination of employment by the Company without cause or the officer for good reason after a change in control. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Change in Control Agreements) within a five (5) mile radius of any property then-owned by the Company.

For purposes of the Change in Control Agreements, “good reason” generally includes the occurrence of any one of the following events:

(i) Reduction of the officer’s annual base salary below the amount in effect at the time of a change in control;

(ii) Bonus payment for the annual period first ending after the change in control is less than the officer’s bonus for the calendar year ending immediately prior to the change in control;

(iii) Benefits are materially reduced from those benefits in effect at the time of the change in control;

(iv) The officer is removed from any of his or her offices or responsibilities or his or her duties with the Company are otherwise reduced to such an extent that he or she no longer has the same authority commensurate with his or her duties to the Company at the time of the change in control; and

(v) The officer’s principal place of employment for the Company is relocated outside of the Houston metropolitan area and, as a result, he or she is required to relocate.

CIC Units

On September 6, 2017, the Compensation Committee approved the grant of an aggregate of 965,000 CIC Units under the 2008 Plan which only vest immediately prior to the consummation of a Change in Control (as defined in the 2008 Plan) that occurs on or before September 30, 2024 to certain of our employees. Continued employment is required through the vesting date. If a Change in Control does not occur on or before September 30, 2024, the CIC Units shall be immediately forfeited. The Company considers a Change in Control on or before September 30, 2024 to be improbable, and no expense has been recognized for the CIC Units. If a Change in Control occurs, any outstanding CIC Units would be expensed immediately on the date of the Change in Control using the grant date fair value. The grant date fair value for each CIC Unit of $13.05 was determined based on the Company's closing share price on the grant date.

Treatment of Equity Upon Change in Control.

Pursuant to our 2008 Plan and our 2018 Plan, in the event of the participant’s death or disability any unvested restricted common shares or units will immediately vest. In the event of a Change in Control of the Company, as defined below, (i) all restricted shares, restricted share units, and options theretofore granted and not yet vested, will become fully vested (and restricted share units shall be automatically replaced with fully vested shares), exercisable and issued as of a time immediately before the Change in Control, and (ii) all restrictions and conditions applicable to restricted shares and other share awards will be deemed to have been satisfied as of the date of the Change in Control.

For purposes of our 2008 Plan and our 2018 Plan, “Change in Control” means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

•	our complete liquidation or dissolution;

•	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for Messrs. Mastandrea, Dee and Holeman only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Dodd-Frank added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the 2017 annual meeting of the Company’s shareholders, the shareholders of the Company voted to approve an advisory resolution on the frequency of non-binding advisory votes to approve the compensation of our NEOs once every year and our Board of Trustees subsequently determined to hold a non-binding advisory vote to approve the compensation of our NEOs every year until the next advisory vote on the frequency of non-binding advisory votes to approve the compensation of our NEOs, which will occur no later than the 2023 annual meeting of the Company’s shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of long-term strategic and operational goals and the achievement of increased value for shareholders. The NEOs’ willingness to voluntarily reduce their base salaries to reduce costs and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long-term success of Whitestone and our shareholders.  Our 2008 Plan further aligns the interests of our NEOs with those of our shareholders, as the primary grants to our NEOs pursuant to the 2008 Plan provide for performance-based vesting of our shares.  We encourage you to carefully review the section of this proxy statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2017 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation of our NEOs as set forth in this proxy statement.  Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the shareholders of Whitestone REIT approve, on a non-binding advisory basis, the compensation of Whitestone REIT’s named executive officers, as disclosed pursuant to item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

To be approved, Proposal No. 2 (advisory vote on executive compensation), must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining a quorum.

Our Board unanimously recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of four independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP, and for the establishment and effectiveness of internal control over financial reporting.  The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”), is responsible for auditing those financial statements and expressing an opinion as to whether they fairly present our financial condition, results of operations, shareholders' equity and cash flows in conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held four meetings during 2017.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2017 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the Auditing Standard No. 16, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to Whitestone beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, PKF.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2017 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved, PKF as Whitestone's independent registered public accounting firm for the fiscal year ending December 31, 2018.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Nandita V. Berry
Paul T. Lambert
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2017 and 2016, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2017	2016
Audit Fees (1)	$346,906	$321,374
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	67,520	41,500
Total	$414,426	$362,874

(1)
Fees for audit services billed in 2017 and 2016 included the following: (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)	Fees billed primarily related to the filing of our registration statements with the SEC.

The Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to the Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2017 and 2016 were pre-approved by the Audit Committee in accordance with its policies.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PKF to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

For the ratification of the appointment of our independent registered public accounting firm to be approved, Proposal No. 3 must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 3 has received the requisite number of affirmative votes, abstentions will have no impact because they will not be counted as votes cast for this purpose, although they will be considered present for the purpose of determining a quorum.

Our Board unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2018.

PROPOSAL NO. 4 - NON-BINDING SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD

The Company has received notice from KBS of its intention to present the following resolution for action at the Annual Meeting, which is seeking the non-binding approval of a request from the shareholders to the Board to take the necessary steps to declassify the Board and prohibit the Board from taking action to classify the Board without shareholder approval.

Proposed Resolution:

RESOLVED, that the shareholders of Whitestone request that the Board take the necessary steps to declassify the Board, to require that all trustees stand for election annually and prohibit the Board from taking action to again classify the Board without first amending the Declaration of Trust with the approval of shareholders. The foregoing shall be done in the most expeditious manner available under Maryland Law.

The Board’s Response to Proposal No. 4:

OUR BOARD MAKES NO RECOMMENDATION REGARDING THIS SHAREHOLDER PROPOSAL.

Our Board has considered the proposal set forth above proposing to repeal its current classification and is not making any recommendation to shareholders as to how to vote their shares with respect to the proposal. The proposal, which is advisory in nature and non-binding, would constitute a recommendation to our Board if properly made and approved by shareholders. Our Board recognizes that staggered terms for trustees is a controversial topic, and believes that there are valid arguments in favor of and in opposition to classified boards.

Opponents of classified boards contend, among other things, that trustees should be accountable to shareholders on an annual basis and that the election of trustees by classes, for three-year terms, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of trustees and, because only one-third of the board is elected annually, classified boards could frustrate the efforts of a bidder to acquire control.

Commentators and supporters of classified boards have argued that a classified board is beneficial because, among other things, a classified board can promote stability and continuity of leadership, since at any given time, there are experienced trustees serving on the board who are familiar with the company, its business and its long-term strategic goals and who provide institutional perspective both to management and other trustees. A classified board can also enhance a board's ability to respond to certain types of takeover bids and negotiate effectively on behalf of all of the company’s shareholders to ensure any such transaction reflects the intrinsic value of the company or would be in the best interests of all of its shareholders.

We do not address here these assertions, and do not accept responsibility for the Proposal.

Approval of this proposal would not, by itself, eliminate the current classification of our Board. Our Board wants to use this proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation of our Board.

If shareholders timely return a validly executed WHITE proxy card, the shares represented by the proxy will be voted on this proposal in the manner in which the shareholder specifies. If the shareholder does not specify the manner in which his, her or its shares represented by a validly executed WHITE proxy are to be voted with respect to this proposal, such shares will not be voted and will be treated as abstentions.

THE BOARD DOES NOT RECOMMEND A VOTE, EITHER “FOR” OR “AGAINST” REGARDING THE NON-BINDING PROPOSAL TO ELIMINATE THE CURRENT CLASSIFICATION OF OUR BOARD.

Our Board unanimously recommends that you disregard, and not sign or return, any [ ] proxy card that may be sent to you by KBS. If you have already authorized a proxy to vote your shares using a [ ] proxy card sent to you by KBS, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board's nominees and other matters to be voted on at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will count.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest, (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, the Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. The Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

OTHER MATTERS

 Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling (713) 435-2219.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2018 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary

[ ], 2018
Houston, Texas

ANNEX A

SUPPLEMENTAL INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are deemed “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are deemed “participants.”

Trustees and Nominees

The names of the Company’s trustees and nominees are set forth below, and the principal occupations of our trustees and nominees are set forth under Proposal No. 1 of this Proxy Statement, titled “Election of Trustees.”

Name	Business Address
Nandita V. Berry	c/o Whitestone REIT 2600 South Gessner Road, Suite 500 Houston, Texas 77063
Donald F. Keating
Najeeb A. Khan
Paul T. Lambert
Jack L. Mahaffey
James C. Mastandrea
David F. Taylor

Officers and Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

Name	Principal Occupation
James C. Mastandrea	Chairman of the Board of Trustees and Chief Executive Officer
John J. Dee	Chief Operating Officer
David K. Holeman	Chief Financial Officer
Bradford D. Johnson	Executive Vice President of Acquisitions and Asset Management
Christine J. Mastandrea	Executive Vice President of Corporate Strategy

Information Regarding Ownership of Company Securities by Participants

The number of Company securities beneficially owned by trustees and NEOs as of [ ], 2018, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The number of Company securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the Company’s other officers and employees who are deemed “participants” is set forth below.

Name	Position	Shares Beneficially Owned
James C. Mastandrea	Chairman of the Board of Trustees and Chief Executive Officer	1,009,614
John J. Dee	Chief Operating Officer	124,572
David K. Holeman	Chief Financial Officer	288,851
Bradford D. Johnson	Executive VP of Acquisitions and Asset Management	119,647
Christine J. Mastandrea	Executive VP of Corporate Strategy	1,009,614
Nandita V. Berry	Independent Trustee	1,208
Donald F. Keating	Independent Trustee	37,269
Najeeb A. Khan	Independent Trustee	9,002
Paul T. Lambert	Independent Trustee	57,674
Jack L. Mahaffey	Independent Trustee	47,170
David F. Taylor	Independent Trustee	2,375

Information Regarding Transactions in Target Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each of the participants listed above under “Trustees and Nominees” and “Officers and Employees” during the past two years, between March 31, 2016 and March 31, 2018. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Nandita V. Berry	December 12, 2017	953	Grant, award or other acquisition of securities from the company (such as an option)
	December 12, 2017	255

Donald F. Keating	December 12, 2017	3,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 21, 2016	1,500

Najeeb A. Khan	December 12, 2017	953	Grant, award or other acquisition of securities from the company (such as an option)
	December 12, 2017	509

Paul T. Lambert	December 12, 2017	3,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 12, 2017	1,556
	August 29, 2017	3,000	Purchase of securities on an exchange or from another person
	March 7, 2017	2,500	Purchase of securities on an exchange or from another person
	December 21, 2016	1,500	Grant, award or other acquisition of securities from the company (such as an option)
	December 21, 2016	1,564

Jack L. Mahaffey	December 12, 2017	3,000	Grant, award or other acquisition of securities from the company (such as an option)
	December 21, 2016	1,500

James C. Mastandrea	March 5, 2018	2,500	Purchase of securities on an exchange or from another person
	December 31, 2017	43,086	Payment of exercise price or tax liability using portion of securities received from the company
	September 30, 2017	43,086
	June 30, 2017	43,086
	May 16, 2017	178,917	Grant, award or other acquisition of securities from the company (such as an option)
	April 2, 2017	11,188	Payment of exercise price or tax liability using portion of securities received from the company
	March 31, 2017	23,298
	December 31, 2016	39,163
	September 30, 2016	39,163
	August 19, 2016	2,000	Purchase of securities on an exchange or from another person
	June 30, 2016	220,000	Grant, award or other acquisition of securities from the company (such as an option)
	June 30, 2016	39,163	Payment of exercise price or tax liability using portion of securities received from the company
	April 2, 2016	11,188
	March 31, 2016	25,759

David F. Taylor	December 12, 2017	2,375	Grant, award or other acquisition of securities from the company (such as an option)

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITESTONE REIT
Annual Meeting of Shareholders [•]
This proxy is solicited by the Board of Trustees

WHITE PROXY

The undersigned shareholder(s) of WHITESTONE REIT, a Maryland real estate investment trust, hereby appoint(s) James C. Mastandrea, John J. Dee, and David K. Holeman or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Shareholders to be held at [•] AM, CDT on [•] at the [•], and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein. If this proxy is executed but no such direction is made, the votes entitled to be cast by the undersigned will be cast FOR the election of the nominees in Proposal 1, FOR Proposals 2 and 3, and no vote will be cast with respect to Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Whitestone REIT.
Common Shares for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone –** Call toll-free from the U.S. or Canada at [•] on a touch-tone telephone. If outside the U.S. or Canada, call [•]. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet –** Please access **https://www.proxyvotenow.com/[•]** and follow the simple instructions provided. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3. **Vote by Mail –** If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Whitestone REIT. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

X **Please mark vote as in this sample**

The Board of Trustees recommends you vote FOR ALL nominees.

Nominees:

(01) Jack L. Mahaffey (02) James C. Mastandrea (03) Nandita V. Berry

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors makes no recommendation with respect to Proposal 4.

Date: ____________________, 2018

Signature

Signature (If Jointly held)

Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.